Exhibit G

EXECUTION COPY

FEDERATIVE REPUBLIC OF BRAZIL

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

INDENTURE

Dated as of July 2, 2015

DEBT SECURITIES

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Exhibit A	–	Form of Face of Global Securities
Exhibit B	–	Form of Face of Certificated Securities
Exhibit C	–	Form of Reverse of Debt Securities
Exhibit D	–	Form of Authorization
Exhibit E	–	Form of Incumbency Certificate
Exhibit F	–	Form of Transfer Certificate

iii

THIS INDENTURE (the “Indenture”), dated as of July 2, 2015 between the Federative Republic of Brazil, as issuer (the “Republic”) and The Bank of New York Mellon, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Republic has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, warrants, bonds or other evidences of indebtedness (herein generally called the “Debt Securities”), to be issued in one or more Series (as defined below), as provided in this Indenture and to provide, among other things, for the authentication, delivery and administration thereof; and

WHEREAS, all things necessary have been done to make this Indenture a valid agreement of the Republic in accordance with its terms;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Debt Securities by the Holders (as defined below) thereof, each of the Republic and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders from time to time of the Debt Securities, as follows:

ARTICLE ONE —

DEFINITIONS

Section 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article One include the plural as well as the singular.

“Additional Amounts” shall have the meaning set forth in paragraph 3 of the Terms.

“Authorization” shall have the meaning set forth in Section 2.1(c).

“Authorized Agent” shall have the meaning set forth in Section 9.8(c).

“Authorized Officer” means, in connection with the execution of any Debt Securities, an authorized official of the Ministry of Finance, or his successor, or such other official of the Republic as may be set forth in a prior Authorization executed by the Minister of Finance or his successor or delegee.

“Authorized Representatives” shall have the meaning set forth in Section 2.2.

“Brazil” means the Federative Republic of Brazil.

“Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking or trust institutions are authorized generally or obligated by law, regulation, or executive order to close in New York City (or in the city where the relevant paying or transfer agent is located).

“Certificated Security” means a Debt Security evidencing all or part of a Series of Debt Securities, in the form adopted as the form of Debt Security for that Series pursuant to Section 2.5, containing the Terms of the Debt Securities of that Series, and registered in the name of a Holder other than the Depositary.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 7, New York, NY 10286, Attn: International Corporate Trust (Fax: 724-540-6330), e-mail: karen.ferry@bnymellon.com and danny.lee@bnymellon.com or at such address, facsimile number or e-mail provided by the Trustee pursuant to Section 9.4 from time to time.

“Cross-Series Modification” means a Reserve Matter Modification to the Terms of the Debt Securities of two or more Series, or to this Indenture insofar as it affects the Debt Securities of two or more Series.

“Cross-Series Modification with Single Aggregated Voting” means a Cross-Series Modification that is Uniformly Applicable and is made in accordance with Section 11.5.

“Cross-Series Modification with Two-Tier Voting” means a Cross-Series Modification that is made in accordance with Section 11.6.

“Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

“Demanding Holders” shall have the meaning set forth in Section 4.1(b).

“denomination currency” shall have the meaning set forth in Section 9.9.

“Depositary” means, with respect to Debt Securities of any Series issued in whole or in part in the form of one or more Global Securities, DTC or such other Person as shall be designated as Depositary by the Republic pursuant to Section 2.5(e) until a successor Depositary shall have been appointed pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any Series shall mean the Depositary with respect to the Debt Securities of such Series.

“Dispute” shall have the meaning set forth in Section 9.8(a).

“Dollar,” “U.S. $” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company of New York, a New York corporation.

“Event of Default,” in respect of any Series of Debt Securities, means any event or condition specified as such in the Terms for such Series.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Global Security” means a Debt Security evidencing all or part of a Series of Debt Securities, in the form adopted as the form of Debt Security for that Series pursuant to Section 2.5, containing the Terms of the Debt Securities of that Series, registered in the name of the Depositary for such Series (or its nominee) in accordance with Article Two and bearing the legend prescribed in Section 2.5(c).

“Holder” means the Person in whose name a Debt Security is registered in the Register.

“Incumbency Certificate” shall have the meaning set forth in Section 2.2.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented and, unless the context otherwise requires, shall include the Terms of a particular Series of Debt Securities established pursuant to Section 2.1(c).

“interest,” when used with respect to an Original Issue Discount Debt Security which by its terms bears interest only after the Stated Maturity Date, means interest payable after the Stated Maturity Date.

“judgment currency” shall have the meaning set forth in Section 9.9.

“Majority” means greater than 50%.

“Modification” means any modification, amendment, supplement or waiver, including those effected by way of exchange or conversion, affecting one or more Series of Debt Securities.

“Modification Method” shall have the meaning set forth in Section 11.3.

“Modifications Calculation Agent” has the meaning set forth in Section 11.7.

“Money Laundering Laws” shall have the meaning set forth in Section 5.2.

“Non-Reserve Matter Modification” means any Modification other than a Reserve Matter Modification.

“Officer’s Certificate” means, as the context requires, a certificate signed by the appropriate Authorized Officer.

“Opinion of Counsel” means an opinion in writing signed by internal or external legal counsel to the Republic.

“Original Issue Discount Debt Security” means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity Date thereof pursuant to Section 4.1.

“Outstanding” means, in respect of the Debt Securities of any Series, the Debt Securities of such Series authenticated and delivered pursuant to this Indenture except for:

(a) Debt Securities of that Series theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee;

(b) Debt Securities of that Series that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any, thereon), and any interest thereon shall have been made available to the Trustee, provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; or

(c) Debt Securities of that Series in lieu of or in substitution for which other Debt Securities shall have been authenticated pursuant to this Indenture;

provided, however, that, in determining whether the Holders of the requisite principal amount of Debt Securities Outstanding have taken any action or instruction under this Indenture or the Debt Securities, (A) the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Stated Maturity Date thereof to such date pursuant to Section 4.1, (B) if, as of such date, the principal amount payable at the Stated Maturity Date of a Debt Security is not determinable, the principal amount of such Debt Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 2.1, (C) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 2.1, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) a Debt Security will be disregarded and deemed not to be Outstanding, and may not be counted in a vote or consent solicitation for or against a proposed Modification, if on the record date for the proposed Modification or other action or instruction hereunder, the Debt Security is held by the Republic or by a Public Sector Instrumentality, or by a corporation, trust or other legal entity that is controlled by the Republic or a Public Sector Instrumentality, except that (x) Debt Securities held by the Republic or any Public Sector Instrumentality or any corporation, trust or other legal entity controlled by the Republic or by a Public Sector Instrumentality that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Republic or a Public Sector Instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice, and any certificate, statement or Opinion of

Counsel may be based, insofar as it relates to factual matters or information that is in the possession of the Trustee, upon the certificate, statement or opinion of or representations by the Trustee; and (y) in determining whether the Trustee will be protected in relying upon any such action or instructions hereunder, or any notice from Holders, only Debt Securities that a Responsible Officer of the Trustee knows to be so owned or controlled will be so disregarded.

For the purpose of this definition and Section 11.10, “Public Sector Instrumentality” means any department, ministry or agency of the Republic, and a corporation, trust or other legal entity controlled by the Republic or by a Public Sector Instrumentality, if the Republic or the Public Sector Instrumentality has the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or to elect or to appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

“Participant” shall mean any Person who is a participant of the Depositary.

“Payment Date” shall have the meaning set forth in Section 3.4(a).

“Person” means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Record” shall have the meaning set forth in Section 2.6(a).

“Register” shall have the meaning set forth in Section 2.6(a).

“Republic” shall have the meaning set forth in the Recitals.

“Reserve Matter Modification” means any Modification to the Terms of the Debt Securities of any Series, or to this Indenture insofar as it affects the Debt Securities of any Series, that would:

(a) change the date on which any amount is payable on the Debt Securities;

(b) reduce the principal amount (other than in accordance with the express terms of the Debt Securities and this Indenture) of the Debt Securities;

(c) reduce the interest rate on the Debt Securities;

(d) change the method used to calculate any amount payable on the Debt Securities (other than in accordance with the express terms of the Debt Securities and this Indenture);

(e) change the currency or place of payment of any amount payable on the Debt Securities;

(f) modify the Republic’s obligation to make any payments on the Debt Securities (including any redemption price therefor);

(g) change the identity of the obligor under the Debt Securities;

(h) change the definition of “Outstanding” or the percentage of affirmative votes or written consents, as the case may be, required for the taking of any action pursuant to Section 11.4, Section 11.5 and Section 11.6;

(i) change the definition of “Uniformly Applicable” or “Reserve Matter Modification”;

(j) authorize the Trustee, on behalf of all Holders of the Debt Securities, to exchange or substitute all the Debt Securities for, or convert all the Debt Securities into, other obligations or securities of the Republic or any other Person; or

(k) change the legal ranking, governing law, agreement to arbitrate, submission to jurisdiction in Brazil or waiver of immunities provisions of the Terms of the Debt Securities.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, in each such case, having direct responsibility for the administration of this Indenture.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Series” means Debt Securities having the same Terms and issued on the original issue date therefor, together with any further issuances of Debt Securities that, in relation to each other and to the original issuance, are (i) identical in all respects except for their issue date, issue price and the first payment date and (ii) expressed to be consolidated and form a single Series, if any.

“Single Series Modification” means a Modification to the Terms of the Debt Securities of a single Series, or to this Indenture insofar as it affects the Debt Securities of a single Series.

“Single Series Non-Reserve Matter Modification” means a Single Series Modification that does not constitute or include a Reserve Matter Modification.

“Single Series Reserve Matter Modification” means a Single Series Modification that constitutes or includes a Reserve Matter Modification.

“Stated Maturity Date” means, when used with respect to any Debt Security or any installment of principal thereof or interest thereon, the date expressed in such Debt Security (as such Debt Security may be amended or modified pursuant to Article Eleven) as the fixed date on which the principal of such Debt Securities or interest thereon is due and payable, without giving effect to any acceleration of any Payment Dates pursuant to the terms of such Debt Securities or otherwise.

“Terms,” with respect to any Series of Debt Securities, shall have the meaning set forth in Section 2.1(b).

“Trustee” means The Bank of New York Mellon until any successor trustee for any Series shall have become such pursuant to Article Five, and thereafter shall mean or include each Person who is a Trustee for one or more Series hereunder. If at any time there is more than one Trustee, then “Trustee” as used with respect to the Debt Securities of any Series shall mean the Trustee with respect to that Series.

“UNCITRAL Arbitration Rules” means the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) and in effect on the date of this Indenture.

“Uniformly Applicable” in the context of a proposed Cross-Series Modification, means a Modification by which Holders of Debt Securities of all Series affected by that Modification are invited to exchange, convert or substitute their Debt Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting holder of Debt Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Debt Securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of Debt Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Debt Securities of any series affected by that Modification electing the same option under such menu of instruments).

“United States” means the United States of America.

Section 1.2 New York Time. All times referred to in this Indenture or the Debt Securities are local time in the City of New York, United States, except as otherwise specified.

ARTICLE TWO —

THE DEBT SECURITIES

Section 2.1 Issuable in Series; Amount Unlimited.

(a) The Republic may from time to time issue Debt Securities in one or more separate Series. The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited, provided that the maximum aggregate principal amount of each future issuance under this Indenture must be approved and authorized by the Republic pursuant to applicable laws and procedures.

(b) The Debt Securities of all Series shall contain or incorporate by reference the terms and conditions set forth in Exhibit C hereto, except to the extent modified or superseded by the terms set forth in the Authorization with respect to a specific Series.

The terms and conditions of the Debt Securities of a Series as provided in Section 2.1(c), together with the terms and conditions of the Debt Securities of such Series set forth in the form of Debt Security established for that Series as provided in Section 2.5, are collectively referred to as the “Terms” of the Debt Securities of that Series.

(c) The specific terms of each Series of Debt Securities shall be authorized by the Republic in an authorization (each, an “Authorization”) substantially in the form set forth in Exhibit D hereto, or in any other form agreed to by the Trustee and the Republic, duly executed by an Authorized Officer on behalf of the Republic, which shall set forth some or all of the following with respect to that Series:

(i)	the title of the Debt Securities of that Series (which shall distinguish the Debt Securities of that Series from all other Series of Debt Securities);

(ii)	the limit, if any, upon the aggregate principal amount of Debt Securities of that Series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debt Securities of that Series pursuant to the provisions hereof or of the Debt Securities of that Series) and the issue price;

(iii)	the dates on which or periods during which the Debt Securities of that Series may be issued, and the dates on, or the range of dates within which, the principal of (and premium, if any, on) the Debt Securities of that Series are or may be payable;

(iv)	the rate or rates or the method of determination thereof at which the Debt Securities of that Series shall bear interest, if any, the date or dates from which such interest shall accrue, the Payment Dates on which such interest shall be payable, and the method, if any, for determining the Holders of the Debt Securities of that Series to whom any such interest will be payable;

(v)	the places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal of (and premium, if any, on), and interest on Debt Securities of that Series shall be payable;

(vi)	the obligation, if any, of the Republic to redeem or purchase Debt Securities of that Series pursuant to any sinking fund or analogous provisions or at the option of a Holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of that Series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

(vii)	the periods within which or the dates on which, the prices at which and the terms and conditions upon which the Debt Securities of that Series may be redeemed, if any, in whole or in part, at the option of the Republic or otherwise;

(viii)	if other than denominations of any integral multiple of $1,000, the denominations in which individual Debt Securities of that Series shall be issuable;

(ix)	whether the Debt Securities of that Series are to be issued as discount Debt Securities and the amount of discount with which that Debt Securities shall be issued;

(x)	provisions, if any, for the defeasance of Debt Securities of that Series;

(xi)	whether the Debt Securities of that Series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities and the terms and conditions, if any, upon which interests in such Global Securities may be exchanged in whole or in part for the Certificated Securities represented thereby;

(xii)	if other than Dollars, the currency in which Debt Securities of that Series shall be denominated or in which payment of the principal of (and premium, if any, on), and interest on Debt Securities of that Series may be made and any other terms concerning such payment;

(xiii)	if the principal of (and premium, if any, on), or interest on Debt Securities of that Series are to be payable, at the election of the Republic or a Holder thereof, in a currency other than that in which the Debt Securities are denominated or payable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the currency in which the Debt Securities are denominated or payable without such election and the currency in which the Debt Securities are to be paid if such election is made;

(xiv)	any additional Events of Default or restrictive covenants provided for with respect to Debt Securities of that Series;

(xv)	any other terms of that Series (which terms shall not be inconsistent with the provisions of this Indenture); and

(xvi)	CUSIP or other identifying numbers with respect to Debt Securities of that Series.

All Debt Securities of any one Series shall be substantially identical except as to denomination and as may otherwise be provided in the Authorization for, or any supplemental indenture with respect to, that Series.

Section 2.2 Execution and Authentication of Debt Securities.

(a) The Debt Securities of any Series shall be signed on behalf of the Republic by one or more Authorized Officers. Each such signature may be the manual or facsimile signature of the Authorized Officers. Upon the execution and delivery of this Indenture, or from time to time thereafter, Debt Securities of any Series in an aggregate principal amount not in excess of such principal amount as shall have been set forth in an Authorization for such Series may be executed and delivered by the Republic to the Trustee for authentication, accompanied by an Officer’s Certificate of the Republic directing such authentication, and the Trustee shall (subject to its rights under Article Five hereof) thereupon authenticate and deliver such Debt Securities to or upon the written order of the Republic, signed by an Authorized Officer, without any further action by the Republic.

(b) With the delivery of this Indenture, the Republic is furnishing to the Trustee, and from time to time thereafter may furnish, a certificate or certificates substantially in the form of Exhibit E (an “Incumbency Certificate”), identifying and certifying the incumbency and specimen (and facsimile) signature(s) of (i) the Authorized Officers, and (ii) the person or persons (“Authorized Representative(s)”) authorized to act and to give and receive instructions and notices on behalf of the Republic hereunder. Until the Trustee receives a subsequent or supplemental Incumbency Certificate, the Trustee shall be entitled to fully rely with no liability therefor on the last Incumbency Certificate delivered to it for purposes of determining the Authorized Officers and Authorized Representative(s). Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Debt Security which has been duly authenticated and delivered by the Trustee.

(c) In case any Authorized Officer who shall have signed any of the Debt Securities shall cease to be an Authorized Officer before the Debt Security so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Republic, such Debt Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debt Security had not ceased to be an Authorized Officer; and any Debt Security may be signed on behalf of the Republic by such persons as, at the actual date of the execution of such Debt Security, shall be Authorized Officers, although at the date of the execution and delivery of this Indenture any such person was not an Authorized Officer.

Section 2.3 Certificate of Authentication. Only such Debt Securities as shall bear thereon a certification of authentication substantially as set forth below in this Section 2.3, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Debt Security executed by or on behalf of the Republic shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Indenture.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated:

By:	THE BANK OF NEW YORK MELLON
Name:
Title:

Section 2.4 Denominations. The Debt Securities of each Series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 2.1. In the absence of any such specified denomination with respect to the Debt Securities of any Series, the Debt Securities of such Series shall be issuable in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Section 2.5 Form of Debt Securities.

(a) The Debt Securities of each Series shall be in substantially the form set forth in Exhibit A, or Exhibit B, as applicable, and Exhibit C, or in such other form as shall be established by or pursuant to the Authorization contemplated by Section 2.1 or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution thereof. The Debt Securities of each Series shall be issued only in fully registered form without coupons, and only in such denominations as shall be specified pursuant to Section 2.4.

(b) Each Debt Security shall be dated the date of its authentication.

(c) If the Republic shall establish pursuant to an Authorization that the Debt Securities of a Series are to be issued in whole or in part in the form of one or more Global Securities, then the Authorized Officers shall execute and the Trustee, upon receipt of such executed Global Securities and an Officer’s Certificate directing the same, shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Debt Securities of such Series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for the Certificated Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary.”

(d) Each Depositary designated pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.

(e) If at any time the Depositary for any Series of Debt Securities represented by Global Securities notifies the Republic that it is unwilling or unable to continue as Depositary for such Global Securities or if at any time the Depositary for such Global Securities ceases to be a “clearing agency” registered under the Exchange Act or if at any time the Depositary for such Global Securities shall no longer be eligible to act as such under this Section 2.5, the Republic shall appoint a successor Depositary with respect to such Global Securities. If a successor Depositary for such Global Securities is not appointed by the Republic within 90 days after the Republic receives notice from the Depositary or becomes aware of such ineligibility, the Republic’s election pursuant to this Section 2.5 that Debt Securities of that Series be represented by Global Securities shall no longer be effective and the Republic will execute, and the Trustee, upon receipt of an Officer’s Certificate of the Republic directing the authentication and delivery of Certificated Securities and an adequate supply of Certificated Securities, will authenticate and deliver, without charge, Certificated Securities of that Series in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Securities in exchange for such Global Securities.

(f) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court or arbitral proceeding provided for in Section 9.8 hereby and paragraph 16 of the Terms to enforce the rights of the Holders of Debt Securities of any Series thereunder and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Debt Securities of such Series, the Trustee may in its sole discretion determine that the Debt Securities of such Series represented by Global Securities shall no longer be represented by such Global Securities. Additionally, the Republic, at its option, may determine to terminate the book-entry system through the Depositary for any Series and make Certificated Securities of such Series available to the Holders of Debt Securities of such Series or their nominees. In either such event, the Republic hereby agrees to execute and the Trustee, upon receipt from the Republic of an adequate supply of Certificated Securities of such Series, will authenticate and deliver, in exchange for Global Securities of such Series, Certificated Securities of such Series (and, if the Trustee has in its possession Certificated Securities of such Series previously executed by the Republic, the Trustee will authenticate and deliver such Certificated Securities), in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Securities of such Series.

(g) Certificated Securities will be issued in exchange for interests in Global Securities only pursuant to Section 2.5(e) or 2.5(f) hereof.

Section 2.6 Registration, Transfer and Exchange of Debt Securities.

(a) The Republic will keep books for the exchange and registration of Debt Securities at the Corporate Trust Office. The Trustee will keep a record of all Debt

Securities (the “Register”) at said office. The Register will show the principal amount of each Series of Debt Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identifying numbers and addresses of the Holders of each Series. The Trustee will also maintain a record (the “Record”) which will include notations as to whether Debt Securities have been paid or cancelled, and, in the case of mutilated, apparently destroyed, stolen or lost Debt Securities, whether such Debt Securities have been replaced. In the case of the replacement of any of the Debt Securities, the Record will include notations of the Debt Security so replaced, and the Debt Security issued in replacement thereof. In the case of the cancellation of any Series of Debt Securities, the Record will include notations of the Series of Debt Securities so cancelled and the date on which such Series was cancelled. The Trustee shall at all reasonable times upon reasonable notice during office hours make the Register and the Record available to the Republic, or any Person authorized by the Republic in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the sole expense of the Republic, the Trustee shall deliver to such Persons all lists of Holders of Debt Securities, their addresses and amounts of such holdings as such Person may request. The Register and the Record shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

(b) Subject to the requirements of paragraph 7(c) of the Terms, the Holder of Certificated Securities may transfer the same in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by surrendering such Certificated Securities at the Corporate Trust Office or at the office of any paying agent, together with an executed instrument of transfer substantially in the form of Exhibit F to this Indenture. In exchange for Certificated Securities of any Series properly presented for transfer, the Trustee shall, within three Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a paying agent (other than the Trustee) authenticate and deliver at such Corporate Trust Office, or at the office of any paying agent, as the case may be, to the transferee or send by first class mail (at the risk of the transferee) to such address as the transferee may request, Certificated Securities, as the case may require, of such Series for an equal aggregate principal amount and of such authorized denomination or denominations as may be requested. The presentation for transfer of any Certificated Securities shall not be valid unless made at the Corporate Trust Office or at the office of any paying agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Republic shall ensure that the Trustee shall be provided with an adequate supply of executed Certificated Securities for authentication and delivery pursuant to the terms of this Section 2.6(b).

(c) Subject to the requirements of paragraph 7(b) of the Terms, at the option of the Holder, Certificated Securities may at any time be presented for exchange into an equal aggregate principal amount of Certificated Securities in different authorized denominations, but only at the Corporate Trust Office together with a written request for the exchange. Subject to this Section 2.6(c) and paragraph 7(b) of the Terms, in exchange for Certificated Securities of any Series properly presented for exchange, the Trustee shall, within three Business Days following such request if made at such Corporate Trust Office, authenticate and deliver Certificated Securities of such Series for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. The Republic shall ensure that the Trustee shall be provided with an adequate supply of executed Certificated Securities for authentication and delivery pursuant to the terms of this Section 2.6(c).

(d) The costs and expenses of effecting any transfer, registration or exchange pursuant to this Section 2.6 shall be borne by the Republic except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto, which shall be borne by the Holders. Registration of the transfer of a Debt Security by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Republic.

Section 2.7 Mutilated, Defaced, Apparently Destroyed, Stolen and Lost Debt Securities; Cancellation and Destruction of Debt Securities.

(a) The Republic shall execute and deliver to the Trustee Debt Securities in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Debt Securities.

(b) The Trustee is hereby authorized, in accordance with and subject to the conditions set forth in paragraph 7(a) of the Terms, to authenticate and deliver from time to time Debt Securities of any Series in exchange for or in lieu of Debt Securities of such Series that become mutilated, defaced, apparently destroyed, stolen or lost. The Trustee and the Republic shall be entitled to receive satisfactory security and indemnity from the applicable Holder in connection with any such authentication. Each Debt Security delivered in exchange for or in lieu of any Debt Security shall carry all the rights to interest (including rights to accrued and unpaid interest) that were carried by such Debt Security.

(c) All Debt Securities surrendered for payment or exchange shall be delivered to the Trustee at its Corporate Trust Office. The Trustee shall cancel and dispose of all such Debt Securities surrendered for payment or exchange, as it may determine, and shall upon written request deliver a certificate of disposition to the Republic.

(d) Upon the issuance of any substitute Debt Security, the Holder of such Debt Security, if so requested by the Republic, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Debt Security.

(e) All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid obligations of the Republic, evidencing the same debt and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such transfer or exchange.

Section 2.8 CUSIP or Other Identifying Numbers. The Republic in issuing the Debt Securities of any Series may use CUSIP or other identifying numbers (if then generally in use), and, if so, the Trustee shall use CUSIP or other identifying numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities of such Series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities of such Series, and such redemption shall not be affected by any defect in or omission of such numbers. The Republic will promptly notify the Trustee in writing of any initial CUSIP or other identifying numbers and any change in the CUSIP or other identifying numbers.

ARTICLE THREE —

COVENANTS

Section 3.1 Payment of Principal and Interest. The Republic covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, (and premium, if any, on), and interest (including Additional Amounts) on, each of the Debt Securities and any other payments to be made by the Republic under the Debt Securities and this Indenture, at the place or places, at the respective times and in the manner provided in the Debt Securities and this Indenture.

If any date for an interest or principal payment is not a Business Day, the Republic will make, or cause to be made, the payment on the next succeeding Business Day. Such payments will be deemed to have been made on the due date, and no interest on the Debt Securities will accrue as a result of the delay in payment.

Section 3.2 Offices for Payments. So long as any of the Debt Securities remain Outstanding, the Republic will maintain the following in New York City (or, with respect to any Series of Debt Securities, at such other place set forth in an Authorization): (a) an office or agency where the Debt Securities may be presented for payment, (b) an office or agency where the Debt Securities may be presented for exchange, transfer and registration of transfer as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Republic in respect of the Debt Securities or of this Indenture may be served. The Republic hereby initially designates the Corporate Trust Office as the office or agency for each such purpose and as the place where the Register will be maintained. In case the Republic shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. If any Series of Debt Securities are listed on a securities exchange and that securities exchange so requires, the Republic will maintain a paying agent in the region where the security exchange is located for such Series. The Republic will give the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.

Section 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Republic, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder for each Series of Debt Securities.

Section 3.4 Payments.

(a) In order to provide for the payment of principal of, (and premium, if any, on), and interest (including Additional Amounts, unless otherwise provided for in the Debt Securities) on, the Debt Securities as the same shall become due and payable, the Republic hereby agrees to pay or to cause to be paid to the account of the Trustee at the Corporate Trust Office (or, in the case of payments denominated in a currency other than Dollars, at such other place as set forth in an Authorization), not later than 10:00 a.m. at least one Business Day prior to each Stated Maturity Date (each, a “Payment Date”) with respect to such Debt Securities, in such coin or currency of the United States (or in such other currency as shall be specified in the Terms of the Debt Securities of the Series with respect to which payment is to be made) as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available funds, an amount which (together with any funds then held by the Trustee and available for the purpose) shall be sufficient to pay the aggregate amount of any principal, premium, interest (including Additional Amounts), as the case may be, becoming due in respect of such Debt Securities on such Payment Date. The Trustee shall apply such amount to the payment due on such Payment Date and, pending such application, such amounts shall be held in trust by the Trustee for the benefit of the Persons entitled thereto in accordance with their respective interests and the Republic shall have no proprietary or other interest whatsoever in such amounts. So long as the Trustee holds the funds so deposited and such funds are available to Holders of the Debt Securities in accordance with the terms of the Debt Securities and this Indenture and Holders of the Debt Securities are not prevented from claiming such funds in accordance with the terms of the Debt Securities and this Indenture, the Republic shall not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable.

(b) At least five Business Days prior to the first date for payment of interest on each Series of Debt Securities and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least five Business Days prior to each date thereafter for the payment of principal of (or premium, if any, on), or interest on such Debt Securities, the Republic shall furnish the Trustee with a certificate of any one of the Authorized Representatives specifically instructing the Trustee as to any circumstances in which payments of principal of (or premium, if any, on), or interest on such Debt Securities due on such date shall be subject to deduction or withholding for or on account of any taxes described in paragraph 3 of the Terms and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Republic therefore becomes liable to pay Additional Amounts pursuant to paragraph 3 of the Terms, then at least five Business Days prior to the date of any such payment of principal (or premium, if any), or interest, the Republic will furnish the Trustee with a certificate which specifies the amount required to be withheld on such payment to Holders of such Debt Securities and the Additional Amounts, if any, due to Holders of such Debt Securities, and simultaneously will pay to the Trustee such Additional Amounts as shall be required to be paid to such Holders.

(c) Whenever the Republic shall appoint a paying agent other than the Trustee for the purpose of paying amounts due in respect of the Debt Securities of any Series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee and the Republic subject to the provisions of this Section 3.4,

(i) that it will hold all sums received by it as such agent for the payment of the Debt Securities of that Series in trust for the benefit of the Holders of the Debt Securities of that Series or of the Trustee,

(ii) that it will give the Trustee prompt notice of any failure by the Republic to make any payment of the principal of (or premium, if any), or interest or Additional Amounts, if any, on the Debt Securities of that Series and any other payments to be made by or on behalf of the Republic under this Indenture, when the same shall be due and payable, and

(iii) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of a failure referred to in clause (ii) above.

Anything in this Section to the contrary notwithstanding, the Republic may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained. Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.3 and Section 8.4.

Section 3.5 Notice of Event of Default. The Republic acting through any of its Authorized Representatives will give the Trustee notice by facsimile or electronic transmission or other written communication satisfactory to the Trustee of any Event of Default relating to the Republic or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default relating to the Republic, within five days after the occurrence of such Event of Default or such other event or condition becomes known to the Republic, and of the measures it is taking to remedy such Event of Default or such other event or condition.

Section 3.6 Calculation of Original Issue Discount. In the event that the Republic issues Debt Securities with an original issue discount, the Republic shall file with the Trustee promptly, but no later than 60 days following the date of issuance (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) that will accrue on the Debt Securities before maturity and (ii) such other specific information relating to such original issue discount as may be requested by the Trustee to satisfy the relevant reporting requirements under the Internal Revenue Code of 1986, as amended from time to time (or any federal tax code that replaces it). This provision shall not apply with respect to any Debt Securities for which the Republic has filed an IRS Form 8281 (or any such form that replaces it) with the Internal Revenue Service within 30 days of the issue date of such Debt Securities. In such case, the Republic shall provide a copy of IRS Form 8281 (or such replacement form) to the Trustee.

ARTICLE FOUR —

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 4.1 Events of Default; Acceleration of Maturity; Rescission and Annulment.

(a) An Event of Default with respect to the Debt Securities of any Series shall consist of the events specified in the form of Debt Securities for such Series as Events of Default.

(b) If an Event of Default under any Series of Debt Securities shall have occurred and be continuing then in each and every such case, the Trustee or the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Debt Securities of such Series, upon notice in writing to the Republic, with a copy to the Trustee, of any such Event of Default and its continuance, may declare the principal (and premium, if any) amount of all the Debt Securities of such Series due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to such date all Events of Default in respect of all the Debt Securities of such Series shall have been cured; provided that if, at any time after the principal (and premium, if any) of the Debt Securities of such Series shall have been so declared due and payable, and before the sale of any property pursuant to any judgment, decree or the execution of an arbitral award for the payment of monies due which shall have been obtained or entered in connection with the Debt Securities of such Series, pursuant to Section 9.8 hereby and paragraph 16 of the Terms, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal (and premium, if any) upon all the Debt Securities of such Series that shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal (and premium, if any) of each Debt Security of such Series at the rate of interest specified herein, to the date of such payment of interest or principal (and premium, if any)) and such amount as shall be sufficient to cover reasonable compensation to the Demanding Holders, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders, the Trustee and each predecessor Trustee, and if any and all Events of Default under the Debt Securities of such Series, other than the nonpayment of the principal of the Debt Securities of such Series which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Debt Securities of such Series then Outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the Holders of Debt Securities of such Series, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

Section 4.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt.

(a) The Republic covenants that if (i) in case there shall be a default in the payment of any interest (including Additional Amounts) on any Series of Debt Securities when such interest (including Additional Amounts) shall have become due and payable, and such default shall have continued for a period specified in the Terms of the Debt Securities, or (ii) in case there shall be a default in the payment of all or any part of the principal of any Series of Debt Securities when the same shall have become due and payable, whether upon maturity or by acceleration or otherwise, and such default shall have continued for a period specified in the Terms of the Debt Securities, then upon demand of the Holders of not less than 25% of the aggregate Outstanding principal amount of such Series of Debt Securities (with a copy to the Trustee), the Republic will pay to the Trustee for the benefit of the Holders of such Debt Securities the whole amount then due and payable on such Debt Securities for principal (and premium, if any), and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue interest, at the rate or rates prescribed therefor in such Debt Securities, and, in addition thereto, the Republic shall pay or cause to be paid such further amount as shall be sufficient to cover the documented costs and expenses of collection reasonably incurred, including reasonable compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any documented expenses and liabilities reasonably incurred, and all documented advances reasonably made, by the Trustee and each predecessor trustee except as a result of their gross negligence or willful misconduct.

(b) Until such demand is made by the Holders of not less than 25% of the aggregate Outstanding principal amount of such Series of Debt Securities, the Republic may pay the principal of, and interest on (including Additional Amounts), the Debt Securities to the Holders, whether or not any payment under the Debt Securities shall be overdue.

(c) In case the Republic shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any proceedings in Brazil or arbitration for the collection of the sums so due and unpaid, and may prosecute any such arbitration or proceedings to final award, Brazilian judgment or decree, and may enforce any final award, Brazilian judgment or decree against the Republic and collect in the manner provided by law the monies adjudged or decreed to be payable.

(d) All rights of arbitration and of asserting claims under this Indenture or the Debt Securities of any Series may be enforced by the Trustee without the possession of any Debt Securities or the production thereof in any arbitration, trial or other proceedings relative thereto, and any such arbitration, action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery on an award or judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Debt Securities of that Series in respect of which such award or judgment has been recovered.

(e) In any arbitration or proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) with respect to one or several Series of Debt Securities, the Trustee shall be held to represent all the Holders of such Series of Debt Securities, and it shall not be necessary to make any such Holders parties to any such arbitration or proceedings.

Section 4.3 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article Four shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest (including Additional Amounts), upon presentation of the Debt Securities of the Series in respect of which money has been collected and stamping (or otherwise noting) thereon the payment, or issuing Debt Securities in reduced principal amounts in exchange for the presented Debt Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee or any predecessor trustee under Section 5.6;

SECOND: In case the principal of the Debt Securities of such Series shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts) in default on such Series of Debt Securities in the order of the maturity of the installments of such interest (including Additional Amounts), with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (including Additional Amounts) at the same rate as the rate of interest specified in such Debt Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Debt Securities of such Series shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all Debt Securities of such Series for principal and interest (including Additional Amounts), with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest (including Additional Amounts) at the rate of interest specified in such Debt Securities; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of such Series, then to the payment of such principal and interest (including Additional Amounts), without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Debt Security of such Series over any other Debt Securities of the same Series, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Republic or any other Person lawfully entitled thereto.

Section 4.4 Arbitration and Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate arbitration and Brazilian judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such arbitration, action or proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Republic and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Republic, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 4.6 Limitations on Arbitration and Suits by Holders. Except as provided in Section 4.7, no Holder of any Debt Securities of any Series shall have any right by virtue of or by availing itself of any provision of this Indenture or of the Debt Securities of such Series to institute any arbitration or Brazilian action or proceeding upon or under or with respect to this Indenture or of the Debt Securities, or for any other remedy hereunder or under the Debt Securities, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Debt Securities, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Debt Securities of such Series shall have made specific written request to the Trustee to institute such arbitration or Brazilian action or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity or other security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security, shall have failed to institute any such arbitration or Brazilian action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9, it being understood and intended, and being expressly covenanted by every Holder of Debt Securities of a Series with every other Holder of Debt Securities of such Series and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture or of the Debt Securities to affect, disturb or prejudice the rights of any other Holder of Debt Securities of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture or under the Debt Securities of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities of such Series. For the protection and enforcement of this Section 4.6, each and every Holder and the Trustee shall be entitled to such relief as can be given at law.

Section 4.7 Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding Section 4.6, each Holder of Debt Securities shall have the right, which is absolute and unconditional, to receive payment of the principal (and premium, if any) and interest on (including Additional Amounts) its Debt Security on the Stated Maturity Date for

such payment expressed in such Debt Security (as such Debt Security may be amended or modified pursuant to Article Eleven) and to institute an arbitration, action or proceeding in Brazil for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 4.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

(a) Except as otherwise provided herein or in the Terms, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Trustee or of any Holder of Debt Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Debt Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such Holders.

Section 4.9 Control by Holders.

(a) Subject to Section 4.9(c), the Holders of a Majority in aggregate principal amount Outstanding of the Debt Securities of any Series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture with respect to the Debt Securities of such Series.

(b) Subject to Section 4.9(c), the Holders of more than 75% in aggregate principal amount Outstanding of the Debt Securities of any Series shall have the right to direct and approve the settlement or compromise of any legal proceeding for the enforcement of the Debt Securities of that Series commenced by the Trustee.

(c) Any direction pursuant to Section 4.9(a) or (b) shall only be in accordance with law and the provisions of this Indenture, and (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of the Holders of Debt Securities of that Series that did not join in the giving of said direction, it being understood that, subject to Section 5.1, the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee at its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders of the Debt Securities with respect to which such action is to be taken.

Section 4.10 Payments After a Default. Upon the occurrence of an Event of Default and the subsequent declaration by the Holders of not less than 25% of the aggregate Outstanding principal amount of a Series of Debt Securities that the principal amount of all the Debt Securities of such Series is due and payable immediately (pursuant to paragraph 5 of the Terms), the Trustee may by notice in writing: (a) to the Republic and any paying agent, require each paying agent (if any) to deliver all Debt Securities of such Series and all monies, documents and records held by them with respect to the Debt Securities of such Series to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any paying agent to act as agent of the Trustee under this Indenture and the Debt Securities of such Series, and thereafter to hold all Debt Securities of such Series and all monies, documents and records held by it in respect of Debt Securities of such Series to the order of the Trustee.

ARTICLE FIVE —

CONCERNING THE TRUSTEE

Section 5.1 Duties and Responsibilities of the Trustee.

(a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default with respect to any Debt Securities exists, then the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(ii) in the absence of fraud, gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, resolutions, instruments, reports, notices, requests, consents, directions, orders, appraisals, bonds, certificates, opinions or other documents furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(iii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iv) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any Series in good faith in accordance with the direction of the Holders of not less than a Majority in aggregate principal amount Outstanding of the Debt Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(b) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or a paying agent be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or the paying agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(c) None of the provisions contained in this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability satisfactory to the Trustee is not assured to it.

(d) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice thereof (and such notice references the applicable Series of Debt Securities, the default or Event of Default and this Indenture). In the absence of receipt of such notice the Trustee may conclusively assume that there is no default or Event of Default.

(e) The Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 5.2 Certain Rights of the Trustee. Subject to Section 5.1:

(i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) any request, direction, order or demand of the Republic mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed);

(iii) the Trustee may consult with counsel (and the Republic shall reimburse the Trustee for the reasonable and documented fees and expenses of such counsel) and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iv) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to defend any litigation hereunder at the request, order or direction of any of the Holders of Debt Securities pursuant to the provisions of this Indenture, unless such Holders of Debt Securities shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(v) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(vi) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; severe weather; wars; civil or military disturbances; acts of terrorism; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities; computer (hardware or software) or communications service or Federal Reserve Bank wire service; accidents; labor disputes; any provision of any present or future law or regulation or any act of any governmental authority; and acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(vii) with respect to any Series of Debt Securities, prior to the occurrence of an Event of Default with respect to such Series of Debt Securities, and after the curing or waiving of all Events of Default with respect to such Series of Debt Securities, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, guaranty, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a Majority in aggregate principal amount of the Debt Securities of such Series at the time Outstanding; provided that if the payment within a reasonable time to the Trustee of the documented costs, expenses or liabilities likely to be reasonably incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders of Debt Securities of such Series indemnity or other security satisfactory to the Trustee against such expenses properly incurred or liabilities as a condition to proceeding; the documented expenses reasonably incurred in every such examination shall be paid by the Republic or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Republic upon demand;

(viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys not regularly in its employ and the Trustee shall not be responsible for any negligence or willful misconduct on the part of any such agent, custodian or attorney appointed with due care by it hereunder;

(ix) if at any time the Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Debt Securities or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall notify the Republic in writing (to the extent permitted by applicable law, rule or regulation) and shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect;

(x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(xi) the Trustee may request that the Republic deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(xii) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Five.

The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act.

The Trustee shall not be required to give any bond or surety.

In making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account.

Delivery of reports, information and documents to the Trustee shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Republic’s or any other entity’s compliance with any covenants under this Indenture, the Debt Securities or any other related documents. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Republic’s or any other entity’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture, the Debt Securities or any other related document.

No provision of this Indenture, the Debt Securities or any other related document shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it.

The rights, privileges, protections, immunities and benefits provided to the Trustee hereunder (including but not limited to its right to be indemnified) are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to each of its Responsible Officers and other Persons duly employed by the Trustee hereunder as if they were each expressly set forth herein for the benefit of the Trustee in each such capacity, Responsible Officer or employees of the Trustee mutatis mutandis.

The Trustee shall have the right to require that any directions, instructions or notices provided to it be signed by an Authorized Officer, be provided on corporate letterhead, be notarized, or contain such other evidence as may be reasonably requested by the Trustee to establish the identity and/or signatures thereon.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA

PATRIOT Act of the United States (“Money Laundering Laws”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Money Laundering Laws.

Section 5.3 Trustee Not Responsible for Recitals, Disposition of Debt Securities or Application of Proceeds Thereof. The recitals contained herein and in the Debt Securities shall be taken as the statements of the Republic, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Republic of any of the Debt Securities or of the proceeds thereof.

Section 5.4 Trustee May Hold Debt Securities; Collections. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it were not the Trustee. The Trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from such transactions.

Section 5.5 Monies Held by Trustee. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. The Trustee shall not be under any liability to any Person for interest on any monies received by it hereunder.

Section 5.6 Compensation and Indemnification of Trustee and Its Prior Claim.

(a) The Republic covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation as agreed between the Republic and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Republic covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all documented expenses, disbursements, losses and advances properly and reasonably incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including, without limitation, the compensation, documented expenses and disbursements reasonably incurred of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct.

(b) The Republic also covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without fraud, gross negligence or willful misconduct on its part, directly or indirectly, arising out of, or in connection with, the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including, without limitation, the documented costs and expenses reasonably incurred of defending itself against or investigating any claim of liability with respect to the foregoing (including the costs and expenses of successfully defending itself against a claim brought by the Republic hereunder).

(c) The obligations of the Republic under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for documented expenses, disbursements, losses, liabilities, damages, awards, judgments, claims and advances reasonably incurred or made shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee, the payment of any Debt Securities hereunder and the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debt Securities, and the Debt Securities are hereby subordinated to such senior claim.

Section 5.7 Right of Trustee to Rely on Officer’s Certificate. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of fraud, gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and shall, in the absence of fraud, gross negligence or willful misconduct on the part of the Trustee, be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.8 Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least U.S. $50,000,000, doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.9 Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee may at any time resign with respect to the Debt Securities of any one or more Series by giving not less than 90 days’ written notice of resignation to the Republic and by providing notice thereof to the affected Holders at the expense of the Republic as provided in paragraph 11 of the Terms of the affected Series. Upon receiving such notice of resignation, the Republic shall promptly appoint a successor trustee with respect to such Series by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after such notice of resignation has been given, the resigning Trustee may, at the expense of the Republic, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder of Debt Securities of the affected Series who has been a bona fide Holder of a Debt Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee with respect to the Debt Securities of the affected Series.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by or on behalf of the Republic or by any Holder; or

(ii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Republic may remove the Trustee and appoint a successor trustee with respect to all affected Debt Securities by written instrument, in duplicate, one copy of such instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, any Holder who has been a bona fide Holder of a Debt Security of any affected Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to the Debt Securities of such Series.

(c) The Holders of a Majority in aggregate principal amount Outstanding of the Debt Securities of any Series may at any time remove the Trustee and appoint a successor trustee for the Debt Securities of such Series by delivering to the Trustee so removed, to the successor trustee (which, so long as no Event of Default shall have occurred and be continuing under the Indenture or any Debt Securities, shall not be a successor institution to which the Republic reasonably objects) so appointed and to the Republic the evidence provided for in Section 6.1 of the action in that regard taken by the Holders.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

(e) In the case of any Series of Debt Securities proposed to be issued hereunder that are subject to the laws of a jurisdiction outside of the United States, at the option of the Republic or the Trustee, the Republic will appoint a successor trustee for such Series of Debt Securities prior to the authentication thereof.

Section 5.10 Acceptance of Appointment by Successor Trustee.

(a) In the case of an appointment hereunder of a successor trustee with respect to all Debt Securities, each successor trustee so appointed shall execute and deliver to the Republic and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Republic or of the successor trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Republic shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

(b) In case of the appointment hereunder of a successor trustee with respect to the Debt Securities of one or more (but not all) Series, the Republic, the predecessor trustee and each successor trustee with respect to the Debt Securities of the affected Series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those Series to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of any such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those Series to which the appointment of such successor trustee relates; but, on request of the Republic or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those Series to which the appointment of such successor trustee relates.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Republic shall provide notice thereof to the affected Holders as provided in paragraph 11 of the Terms. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Republic fails to provide such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be provided at the expense of the Republic.

Section 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which a Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of a Trustee, shall be the successor of such Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case a successor to the Trustee succeeds to the trusts created by this Indenture at a time when any of the affected Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of the predecessor trustee and deliver such Debt Securities so authenticated; and, in case at that time any of the affected Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force provided in the Debt Securities or in this Indenture for a certificate of the Trustee; provided that the right to adopt the certificate of authentication of a predecessor trustee or to authenticate Debt Securities in the name of a predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12 Appointment of Co-Trustee.

(a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from the Republic be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Republic; provided that, if an Event of Default shall have occurred and be continuing, if the Republic does not execute any such instrument within fifteen (15) days after request therefor, the Trustees shall be empowered as an attorney-in-fact for the Republic to execute any such instrument in the Republic’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii) No trustee hereunder shall be responsible or liable by reason of any act or omission of any other trustee hereunder; provided that nothing in this Section 5.12(d) shall relieve the Trustee of its duty to appoint any co-trustee with due care.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE SIX —

CONCERNING THE HOLDERS

Section 6.1 Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any Series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are received by the Trustee for such Series. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.1 and Section 5.2) conclusive in favor of the Trustee and the Republic, if made in the manner provided in this Article Six.

Section 6.2 Proof of Execution of Instruments and of Holding of Debt Securities. Subject to Section 5.1 and Section 5.2, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debt Securities for purposes of this Indenture shall be proved by the Register maintained pursuant to Section 2.6 or by a certificate of the Trustee. The Republic may set a record date for purposes of determining the identity of Holders entitled to vote, or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by written notice to the Trustee (for onward distribution to the Holders of the Debt Securities), for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than ten days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

Section 6.3 Holders to Be Treated as Owners. The Republic, the Trustee and any agent of the Republic or the Trustee may deem and treat any Person in whose name any Debt Security shall be registered upon the Register as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest (including Additional Amounts) on such Debt Security and for all other purposes; and none of the Republic, the Trustee or any agent of the Republic, or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debt Security. The Republic, the Trustee, any registrar and any paying agent shall be entitled to treat the Depositary as the sole Holder of Global Securities for all purposes whatsoever. Depositary participants shall have no rights under this Indenture with respect to any Global Security held on their behalf by a Depositary or nominee of a Depositary or under such Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Republic, the Trustee or any agent of the Republic or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Section 6.4 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any Series or of the percentage of votes cast required in this Indenture in connection with such action, any Holder of a Debt Security the serial number of which is shown to be included among the serial numbers of the Debt Securities of Holders that have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article Six, revoke such action so far as concerns such Debt Security. Except as aforesaid, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Debt Security.

ARTICLE SEVEN —

SUPPLEMENTAL INDENTURES

Section 7.1 Supplemental Indentures Without Consent of Holders. The Republic and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto to effect any Modification made pursuant to Section 11.1.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Debt Securities of the affected Series, notwithstanding any of the provisions of Section 7.2 or Article Eleven.

Section 7.2 Supplemental Indentures with Consent of Holders. Upon approval of a Modification in accordance with Section 11.2, Section 11.3, Section 11.4, Section 11.5 or Section 11.6, the Republic and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of changing in any manner or eliminating any of the provisions of this Indenture (or the Terms of the Debt Securities of a Series affected by such Modification pursuant to such approved Modification).

Upon the request of the Republic, accompanied by a copy of the supplemental indenture and upon the filing with the Trustee of evidence of the consent of Holders and other documents, if any, required by Section 6.1, the Trustee shall join with the Republic in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Republic and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Republic shall at its own expense provide notice thereof to the affected Holders as provided in paragraph 11 of the Terms, setting forth in general terms the substance of such supplemental indenture. Any failure of the Republic to publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture and the Debt Securities of the affected Series shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Republic and the Holders of the affected Series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Section 5.1 and Section 5.2, shall be entitled to receive in addition to the documents required by Section 9.5, one or more Opinions of Counsel addressed to the Trustee stating that, and as conclusive evidence that, any such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture shall be a valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms (subject, as to enforceability, to such exceptions or qualifications as are standard in opinions by such counsel with regard to enforceability of the obligations of sovereigns) and that such supplemental indenture complies with the applicable provisions of this Indenture.

Section 7.5 Notation on Debt Securities in Respect of Supplemental Indentures. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Seven may bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture. If the Republic or the Trustee shall so determine, new Debt Securities so modified as to conform, in the opinion of the Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Republic at the expense of the Republic, authenticated by the Trustee pursuant to an Officer’s Certificate and delivered in exchange for the Debt Securities of the affected Series.

ARTICLE EIGHT —

SATISFACTION AND DISCHARGE

OF INDENTURE; UNCLAIMED MONIES

Section 8.1 Satisfaction and Discharge of Indenture. If at any time (a) the Republic shall have paid or caused to be paid the principal of (and premium, if any, on), and interest (including Additional Amounts) on all of the Debt Securities of any Series Outstanding

hereunder, as and when the same shall have become due and payable, or (b) the Republic shall have delivered to the Trustee for cancellation all Debt Securities of any Series theretofore authenticated (other than any Debt Securities which shall have been apparently destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) (i) all the Debt Securities of any Series not theretofore delivered to the Trustee for cancellation shall have become due and payable within one year and (ii) the Republic shall have irrevocably deposited or caused to be deposited with the Trustee the entire amount (other than monies repaid by the Trustee or any paying agent to the Republic in accordance with Section 8.3 and Section 8.4) sufficient to pay at maturity all Debt Securities of that Series not theretofore delivered to the Trustee for cancellation, including principal and interest (including Additional Amounts) due or to become due to such date of maturity as the case may be, and if, in any such case, the Republic shall also pay or cause to be paid all other sums payable hereunder by the Republic, then this Indenture shall cease to be of further effect with respect to the Debt Securities of that Series (except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, apparently destroyed, lost or stolen Debt Securities, (iii) rights of Holders to receive payments of principal thereof (and premium, if any, thereon), and interest (including Additional Amounts) thereon, (iv) the rights, obligations, indemnities and immunities of the Trustee hereunder and (v) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Republic accompanied by an Officer’s Certificate of the Republic and an Opinion of Counsel addressed to the Trustee (which documents shall state that all conditions precedent to the satisfaction and discharge have been satisfied) and at the cost and expense of the Republic, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to the Debt Securities of that Series. The Republic agrees to reimburse or cause the reimbursement of the Trustee for any documented costs or expenses thereafter reasonably incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debt Securities.

Section 8.2 Application by Trustee of Funds Deposited for Payment of Debt Securities. Subject to Section 8.4, all monies deposited with the Trustee pursuant to Section 8.1 shall be held in trust by the Trustee and applied by it to the payment, either directly or through any paying agent (including the Republic acting as its own paying agent), to the Holders of the particular Debt Securities for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon as principal (and premium, if any), and interest (including Additional Amounts); but such money need not be segregated from other funds except to the extent required by law.

Section 8.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to any Series of Debt Securities, all monies then held by any paying agent other than the Trustee under the provisions of this Indenture for such Securities shall, upon written demand of the Republic, be transferred to the Trustee for the benefit of the Holders, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 8.4 Return of Monies Held by Trustee or Other Paying Agent. Any monies deposited with or paid to the Trustee or to any paying agent for the payment of the principal of or interest (including Additional Amounts) on any Debt Security and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable shall be repaid to or for the account of the Republic by the Trustee or such paying agent, upon written request of the Republic and, to the extent permitted by law, the Holder of such Debt Security shall thereafter look only to the Republic for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such monies shall thereupon cease. The Trustee shall provide to the Republic by the fifteenth day of each January, April, July and October of each year an account statement showing for each Series outstanding hereunder the amount held by the Trustee as of the end of the prior month.

ARTICLE NINE —

MISCELLANEOUS PROVISIONS

Section 9.1 Public Officials of the Republic Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Debt Security, or because of any indebtedness evidenced thereby, shall be had against any official of the Republic or of any successor, either directly or through the Republic or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Debt Securities by the Holders thereof and as part of the consideration for the issue of the Debt Securities.

Section 9.2 Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture, in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

Section 9.3 Successors and Assigns of the Republic. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Republic shall bind its successors and assigns, whether so expressed or not.

Section 9.4 Notices and Demands on the Republic, Trustee and Holders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Republic shall be given or served by facsimile transmission (except as otherwise specifically provided herein) addressed (until another address of the Republic is filed by the Republic with the Trustee) to: the Federative Republic of Brazil, Ministério da Fazenda, Procuradoria-Geral da Fazenda Nacional, Esplanada dos Ministérios, Bloco P, 8° andar, 70048-900, Brasilia-DF, Brasil, Facsimile No. +55 (61) 3412-1740, Attention: Procurador-Geral da Fazenda Nacional, with a copy to Secretaria do Tesouro Nacional, Ministério da Fazenda, Esplanada dos Ministérios, Bloco P-Anexo A-Sala 113, 70048-900 Brasília-DF, Brasil, Attention: Coordenador-Geral de Operações da Dívida Pública – CODIP, Facsimile No. +55 (61) 3412-1534, e-mail: codiv.df.stn@fazenda.gov.br.

Any notice, direction, request or demand by or on behalf of the Republic, or any Holder to or upon the Trustee shall be given or made at the Corporate Trust Office.

Any aforementioned notice shall be deemed to have been given, made or served if given by facsimile or e-mail transmission, when such facsimile to the telephone number or e-mail to the e-mail address is sent as specified in this paragraph and a telephonic or e-mail confirmation of receipt thereof is received.

All notices, demands, directions, instructions and other communications delivered to the Trustee shall be in English and shall be deemed effective upon actual receipt.

Where this Indenture provides for notice to Holders of any or all Series, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given in accordance with paragraph 11 of the Terms of the affected Series. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service or otherwise, it shall be impracticable to mail or publish notice to the Republic, or the Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be deemed reasonable by the Trustee shall be deemed to be a sufficient giving of such notice.

The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Republic or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

Section 9.5 Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by or on behalf of the Republic to the Trustee to take any action under any of the provisions of this Indenture, the Republic shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel addressed to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate or statement of an Authorized Officer of the Republic may be based, insofar as it relates to legal matters, upon an opinion of or representations by counsel, unless such Authorized Officer knows that the opinion or representations with respect to the matters upon which his certificate or statement may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon the certificate or statement of or representations by an Authorized Officer or Officers of the Republic, unless such counsel knows that the certificate or statement of representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 9.6 Payments Due on Non-Business Days In any case where the Payment Date shall not be a Business Day, then payment of principal (or premium, if any), or interest shall be made on the next succeeding Business Day at the relevant place of payment. Any payment made on a date other than the maturity date as set forth in the Debt Securities of a Series shall have the same force and effect as if made on the date of maturity of that Series, and no interest shall accrue for the period after such date.

Section 9.7 Governing Law. THIS INDENTURE AND THE DEBT SECURITIES (UNLESS OTHERWISE SPECIFIED IN THE AUTHORIZATION OF THE APPLICABLE SERIES) SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ARTICLES TEN AND ELEVEN (AND THE CORRESPONDING TERMS OF THE DEBT SECURITIES) SHALL IN ALL CASES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK; PROVIDED, FURTHER, THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS INDENTURE AND THE DEBT SECURITIES BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF BRAZIL.

Section 9.8 Arbitration; Waiver of Immunity; Consent to Service; Proceedings in Brazil.

(a) (i) Any dispute, controversy or claim between or among any of the Republic, the Trustee and any Holder arising out of or relating to this Indenture or the Debt Securities or any coupon appertaining thereto, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) (other than a Dispute which, as provided for in Section 9.8(e), is made the subject of a suit, action or proceeding brought against the Republic in a competent court in Brazil) shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) and in effect on the date of this Indenture (the “UNCITRAL Arbitration Rules”).

(ii) With respect to any claim by any Holder of Debt Securities against the Trustee in any Dispute to which the Trustee is a party, such Holder by invoking these procedures consents to the consolidation, at the election of the Trustee, of any arbitration commenced hereunder with any other arbitration commenced by any Holder of Debt Securities against the Trustee unless the arbitrators in the proceeding first commenced determine the claims do not arise out of substantially the same occurrence, transaction, or series of transactions and occurrences, or that consolidation would prejudice the rights of a party. All Holders of Debt Securities in a consolidated arbitration shall select, within 30 days of the consolidation decision, one arbitrator as the sole party appointed arbitrator on behalf of all Holders parties to the consolidated arbitration.

(iii) In the event of a Dispute between or among two parties, the number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (1) each party shall appoint one arbitrator, (2) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (3) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. For the purposes of this Section 9.8(a)(iii), one or more Holders of Debt Securities party to a Dispute shall be considered one party to the Dispute and the Holders shall select one arbitrator as the sole party appointed arbitrator on behalf of all Holders parties to the Dispute.

(iv) In the event of a Dispute among the Republic, the Trustee and one or more of the Holders of Debt Securities, the number of arbitrators shall be five. The five arbitrators will be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which shall be modified to provide for the appointment of two neutral arbitrators and, which, among other things, would thus provide that (1) one arbitrator shall be appointed by each of the Republic, the Trustee and all Holders of Debt Securities parties to such dispute acting together, (2) the three arbitrators thus appointed shall choose two arbitrators one of whom shall act as the presiding arbitrator of the tribunal, and (3) if within 30 calendar days after the appointment of the third arbitrator the three arbitrators have not selected two additional arbitrators and designated one of them as the presiding arbitrator, the additional arbitrators shall be appointed and one of the additional arbitrators shall be designated the presiding arbitrator by an appointing authority in the same way as a sole arbitrator would be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The presiding arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration.

(v) The place of arbitration shall be New York, New York. The language of the arbitration shall be English, but documents or testimony may be admitted in another language if a translation is provided. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative services in support of the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make its decisions entirely on the basis of the substantive law specified in Section 9.7 hereof and not on the principle of ex aequo, et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law.

(b) The Republic hereby agrees that in any arbitration proceedings under this Section 9.8, it will not raise any defense that it could not raise but for the fact that it is a sovereign state. The Republic’s agreement to arbitrate does not constitute a waiver of any right to sovereign immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to which it may be entitled in jurisdictions other than Brazil with respect to the enforcement of any award rendered by an arbitral tribunal constituted under this Section 9.8.

(c) For the sole purpose of receiving service of process or other legal summons in connection with obtaining homologation of any arbitral award pursuant to this Section 9.8 in the Superior Tribunal de Justiça, the Republic hereby irrevocably agrees that any such process or summons may be served upon it, pursuant to Article 35, section II of Supplementary Law No. 73 of February 10, 1993, by delivery to the Prosecutor General of Brazil (Procurador Geral da União), Ed. Multibrasil Corporate, Sede I AGU, Setor de Autarquias Sul - Quadra 3 - Lote 5/6, Brasilia-DF, Brazil as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served or by any other means permissible under the laws of Brazil.

(d) The Republic hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitration decision in respect of any proceeding or any other matter arising out of or relating to its obligations under this Indenture or the Debt Securities or any coupon appertaining thereto, and to the extent that the Republic is or becomes entitled to any such immunity, it irrevocably and unconditionally agrees not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with this Indenture or the Debt Securities or any coupon appertaining thereto.

(e) Any action against the Republic arising out of or based on this Indenture or the Debt Securities or any coupon appertaining thereto may be instituted by the

Trustee or the Holder of the Debt Securities in any competent court in Brazil unless at the time an action is filed an arbitral tribunal has already been constituted pursuant to Section 9.8(a) to resolve a Dispute relating to substantially the same occurrence, transaction, or series of transactions and occurrences, in which case the Dispute shall be resolved pursuant to Section 9.8(a). The Republic hereby agrees that its obligation to effect payments of principal of, premium, if any, on, and interest on any Debt Security constitutes an obligation to pay a sum certain which may be collected through execution proceedings and that the Debt Securities constitute extrajudicial execution instruments (títulos executivos extrajudiciais) in accordance with the provisions of Articles 583 and 585 (II) of the Civil Procedure Code of Brazil, if on and prior to March 15, 2016, or Article 784 (II) of the Civil Procedure Code of Brazil of March 16, 2015, if on and after March 16, 2016, for the collection of any amounts due under the Debt Securities and the principal of, premium, if any, and interest on the Debt Securities, and that a Holder of the Debt Securities or any coupon appertaining thereto shall have the right, exercisable at its sole discretion, to institute legal proceedings against the Republic for the collection of the principal of, premium, if any, and interest on the Debt Securities through the proceedings contemplated in Article 730 et seq. of the Civil Procedure Code of Brazil, if on or prior March 15, 2016, or Article 910 of the Civil Procedure Code of Brazil of March 16, 2015, if on or after March 16, 2016. The Republic hereby waives irrevocably any immunity from jurisdiction or execution (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) to which it might otherwise be entitled in any action arising out of or based on this Indenture, the Debt Securities or any coupon appertaining thereto which may be instituted by the Trustee or any Holder of the Debt Securities or any coupon appertaining thereto in any competent court in Brazil.

(f) No arbitration proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

Section 9.9 Conversion of Currency. The Republic agrees that, if a judgment or order given or made by any court or arbitration tribunal for the payment of any amount in respect of any Debt Security is expressed in a currency (the “judgment currency”) other than the currency in which such Debt Security is denominated (the “denomination currency”), the Republic will pay any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a separate and independent obligation from the other obligations under the Debt Securities, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Debt Security or under any such judgment or order. The term “rates of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the denomination currency.

Section 9.10 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original regardless of whether delivered in physical of electronic form; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or by portable document format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 9.11 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.12 No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this Section and neither party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Indenture is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

Section 9.13 Severability. Any term or provision of this Indenture that is held by a court of competent jurisdiction to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or final decision of an arbitral tribunal declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court or arbitral tribunal making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable term or provision.

ARTICLE TEN —

CONSENT OF HOLDERS

Section 10.1 Provisions for Meeting of Holders of Debt Securities.

(a) The Republic may convene a meeting of Holders of the Debt Securities of any Series at any time in accordance with this Indenture. The Republic will determine the time and place of the meeting. The Republic will notify the Holders of the Debt Securities of such Series of the time, place and purpose of the meeting not less than 30 nor more than 60 days before the meeting.

(b) The Republic or the Trustee will convene a meeting of Holders of Debt Securities of a Series if the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such Series have delivered a written request to the Republic or the Trustee (with a copy to the Republic) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic shall notify the Trustee, and the Trustee shall notify the Holders of the Debt Securities of that Series, of the time and place of the meeting, which shall take place not less than 30 and not more than 60 days after the date on which such notification is given.

(c) The Republic will set the procedures governing the conduct of any meeting in accordance with this Indenture and, if additional procedures are required, the Republic in consultation with the Trustee shall establish such procedures as are customary in the market.

(d) The notice convening any meeting of Holders of Debt Securities of a Series shall specify:

(i) the date, time and location of the meeting;

(ii) the agenda and the text of any resolution to be proposed for adoption at the meeting;

(iii) the record date for the meeting, which shall be no more than five (5) Business Days before the date of the meeting;

(iv) the documentation required to be produced by a Holder of Debt Securities in order to be entitled to participate at the meeting or to appoint a proxy to act on behalf of the Holder of Debt Securities at the meeting;

(v) any time deadline and procedures required by any relevant international and/or domestic clearing systems through which the Debt Securities of such Series are traded and/or held by Holders of Debt Securities of such Series;

(vi) if the meeting is to consider a proposal for a Cross-Series Modification, an indication of (x) which Series of Debt Securities will be aggregated for purposes of voting on that proposal and (y) the Modification Method chosen by the Republic for the vote on that proposal;

(vii) any information that is required to be provided by the Republic pursuant to Section 11.9; and

(viii) the identity of the Modifications Calculation Agent; if any.

(e) To be entitled to vote at any meeting a person must be:

(i) a Holder of Outstanding Debt Securities of the relevant Series; or

(ii) a person duly appointed in writing as a proxy for such a Holder.

Section 10.2 Written Consent. Modifications may also be approved by Holders of the Debt Securities pursuant to a written action consented to by Holders of the requisite percentage of Debt Securities of that Series. If a proposed Modification is to be approved by a written action, the Republic shall solicit the consent of the relevant Holders of the Debt Securities to the proposed Modification not less than 10, nor more than 30, days prior to the expiration date for the receipt of such consents specified by the Republic. If the consent solicitation relates to a proposal for a Cross-Series Modification, the solicitation shall include an indication of (x) which Series of Debt Securities will be aggregated for purposes of consenting to that proposal, (y) the Modification Method chosen by the Republic for the consent regarding that proposal, and (z) the identity of the Modifications Calculation Agent, if any. For consent solicitations relating to Reserve Matter Modifications, the solicitation shall also include any information required to be provided by the Republic pursuant to Section 11.9.

ARTICLE ELEVEN —

MODIFICATIONS

Section 11.1 Modifications Not Requiring the Consent of Holders. The Republic and the Trustee may, without the vote or consent of any Holder of Debt Securities of any Series, agree to a Modification of Debt Securities of such Series, or to this Indenture as it relates to that Series, for the purpose of:

(i) adding to the Republic’s covenants for the benefit of the Holders;

(ii) surrendering any right or power conferred upon the Republic with respect to Debt Securities of that Series;

(iii) securing the Debt Securities of that Series;

(iv) curing any ambiguity or curing, correcting or supplementing any defective provision in the Debt Securities of that Series or the Indenture;

(v) amending the Debt Securities of that Series or this Indenture in any manner which the Republic and the Trustee may determine and which does not materially adversely affect the interests of any Holders of Debt Securities of that Series; or

(vi) correcting a manifest error of a formal, minor or technical nature.

Any such technical Modification shall be binding on all Holders of Debt Securities of that Series intended to be affected by the Modification and, unless the Trustee otherwise requires, any such technical Modification shall be notified by the Republic to such Holders of Debt Securities as soon as practicable thereafter.

Section 11.2 Single Series Non-Reserve Matter Modifications. Single Series Non-Reserve Matter Modifications proposed by the Republic that are not technical Modifications covered by Section 11.1 may be approved by Holders of Debt Securities (by vote at a meeting of Holders of Debt Securities or by a written action), and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote (if approved at a meeting of Holders of the Debt Securities) or consent (if approved by a written action) of Holders of more than 50% of the aggregate principal amount of the Outstanding Debt Securities of that Series.

Section 11.3 Reserve Matter Modification Methods. Reserve Matter Modifications proposed by the Republic may be approved by Holders of the Debt Securities (by vote at a Holder of the Debt Securities’ meeting or by a written action) in one of three ways (each, a “Modification Method”):

(i) for a Single Series Modification, by the Holders of the Debt Securities of the Series subject to the proposed Modification,

(ii) for a proposed Cross-Series Modification with Single Aggregated Voting, by the Holders of two or more Series of Debt Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met, and

(iii) for a proposed Cross-Series Modification with Two-Tier Voting, by the Holders of two or more Series of Debt Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Debt Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold.

The Republic shall have the discretion to select a Modification Method for a proposed Reserve Matter Modification and to designate which Series of Debt Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Republic selects a Modification Method and designates the Series of Debt Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation.

The Republic may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Debt Securities, or one or more Cross-Series Modifications together with one or more Single Series Reserve Matter Modifications.

Section 11.4 Single Series Reserve Matter Modifications. Any Single Series Reserve Matter Modification may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of Holders of more than 75% of the aggregate principal amount of the Outstanding Debt Securities of that Series.

Section 11.5 Cross-Series Modifications with Single Aggregated Voting. Any Cross-Series Modification with Single Aggregated Voting may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of Holders of more than 75% of the aggregate principal amount of the Outstanding Debt Securities of all the Series affected by the proposed Modification (taken in the aggregate).

Section 11.6 Cross-Series Modifications with Two-Tier Voting. Any Cross-Series Modification with Two-Tier Voting may be made, and future compliance therewith may be waived, with the written consent of the Republic and:

(i) the affirmative vote or consent of Holders of more than 66 2/3% of the aggregate principal amount of the Outstanding Debt Securities of all the Series affected by that proposed Modification (taken in the aggregate), and

(ii) the affirmative vote or consent of Holders of more than 50% of the aggregate principal amount of the Outstanding Debt Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserve Matter Modification that is not Uniformly Applicable must be effected pursuant to this Section 11.6; a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to Section 11.6 or Section 11.5, at the Republic’s option.

Section 11.7 Modifications Calculation Agent; Claims Valuation. For the purpose either of administering a vote of Holders of the Debt Securities or seeking the consent of Holders of the Debt Securities to a written action under this Article Eleven, or for calculating the principal amount of the Debt Securities of any Series eligible to participate in such a vote or consent solicitation or that have given consent to a proposed Modification, the Republic may appoint a calculation agent (the “Modifications Calculation Agent”).

The Trustee shall notify the Holders of all Debt Securities eligible to participate in such a vote or consent solicitation of the methodology, as determined by the Modifications Calculation Agent by which the principal amount of each Series of Debt Securities eligible to participate in that vote or consent solicitation will be calculated. This notification shall be given in writing at the expense of the Republic not less than five (5) days prior to the meeting of the Holders of the Debt Securities at which such vote shall occur or, in the case of a consent solicitation for written action, at the time such solicitation is made. The Republic shall cause the Modifications Calculation Agent to provide the Trustee with the methodology at least five (5) Business Days before the Trustee is required to provide the notification thereof.

The Trustee shall be entitled to conclusively rely upon any certification delivered by the Modifications Calculation Agent pursuant to this Section 11.7.

The Trustee shall not be responsible for determining whether the Uniformly Applicable condition has been satisfied.

Section 11.8 Binding Effect. Any Modification consented to or approved by the Holders of Debt Securities pursuant to this Article Eleven will be conclusive and binding on each Holder of the relevant Series of Debt Securities or each Holder of each Series of Debt Securities affected by a Cross-Series Modification, as the case may be, whether or not a Holder has given such consent, and on all future Holders of those Debt Securities whether or not notation of such Modification is made upon the Debt Securities. Any instrument given by or on behalf of any Holder of a Debt Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Debt Security.

Section 11.9 Information Delivery Requirement. Before soliciting the consent or the vote of any Holder of Debt Securities for a Reserve Matter Modification, the Republic shall provide to the Trustee (for onward distribution to the Holders of the Debt Securities (which shall be identified by the Republic by Series and security code) that would be affected by that proposed Modification) the following information:

(i) a description of the Republic’s economic and financial circumstances which are, in the Republic’s opinion, relevant to the request for the proposed Modification, a description of the Republic’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook;

(ii) if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

(iii) a description of the Republic’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

(iv) if the Republic is then seeking a Reserve Matter Modification affecting any other Series of Debt Securities, a description of that proposed Modification.

Section 11.10 Outstanding Debt Securities. Upon request of the Trustee, the Republic shall furnish to the Trustee promptly one or more Officer’s Certificates listing and identifying all Debt Securities, if any, known by the Republic to be owned or held by or for the account of the Republic or any Public Sector Instrumentality; or any corporation, trust or legal entity controlled by the Republic or a Public Sector Instrumentality and, subject to Section 5.1 and Section 5.2, the Trustee shall be entitled to accept such Officer’s Certificate or Certificates as conclusive evidence of the facts therein set forth and of the fact that all Debt Securities not listed therein are Outstanding for the purpose of any such determination.

Section 11.11 Certification of Disenfranchised Debt Securities. Prior to any vote on, or consent solicitation for, a Modification, the Republic shall deliver to the Trustee a certificate signed by an Authorized Officer specifying any Debt Securities that are deemed not to be Outstanding for the purpose of Section 11.10.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed on the date first above written.

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:	/s/ Chris Grose
Name:	Chris Grose
Title:	Vice President

FEDERATIVE REPUBLIC OF BRAZIL, as Issuer

By:	/s/ Luiz Alberto Figueiredo Machado
Name:	Luiz Alberto Figueiredo Machado
Title:	Ambassador of Brazil to the United States

Signature Page to Indenture

State of New York	)
		:	ss.:
City of New York	)

On the 2nd day of July, in the year 2015, before me, the undersigned a Notary Public in and for said State, personally appeared Chris Grose, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Chrisopher J. Traina
Notary Public

CHRISTOPHER J. TRAINA
NOTARY PUBLIC - STATE OF NEW YORK
No. 01TR6297825
Qualified in Queens County
Qualified in New York County
My commission expires March 03, 2018

Signature Page to Indenture

District of Colombia	)
		:	ss.:
City of Washington	)

On the 2nd day of July, in the year 2015, before me, the undersigned a Notary Public in and for said State, personally appeared Luiz Alberto Figueiredo Machado, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Eva Pinkney
Notary Public

District of Colombia: SS
Subscribed and sworn to before me, in my presence, this 2 day of July, 2015

/s/ Eva Pinkney
Eva S. Pinkney/Notary Public, D.C.
My commission expires February 14, 2020.

Signature Page to Indenture

EXHIBIT A

FORM OF FACE OF GLOBAL SECURITIES

THE FEDERATIVE REPUBLIC OF BRAZIL

[Insert legends relating to limitations on the transferability in such form as may be required by the Depositary]

REGISTERED GLOBAL SECURITIES

representing

[U.S.$] [Other Currency]

[    ]% [Type of Debt Securities] Due [                    ]

The Federative Republic of Brazil (the “Republic”), for value received, hereby promises to pay to [Cede & Co.], or registered assigns, upon surrender hereof of the principal sum of                      [UNITED STATES DOLLARS] [Other Currency] ([U.S.$] [Other Currency] ) or such amount as shall be the outstanding principal amount hereof on            ,        , [if the Debt Security is to bear interest prior to maturity, insert: together with interest accrued from the issue date to, but excluding, the maturity date,] or on such earlier date as the principal hereof may become due in accordance with the provisions hereof [and to pay the redemption amount in connection with any optional redemption as provided in paragraph      of the attached Terms of the Debt Security]1. The Republic further unconditionally promises to pay interest [quarterly/semi-annually/annually] in arrears on [Interest Payment Date or Dates] (each an “Interest Payment Date”), commencing                    , on any outstanding portion of the unpaid principal amount hereof at     % per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from                    , until payment of said principal sum has been made or duly provided for, and shall be payable to Holders of record as of          and          of each year (each, a “Record Date”). This is a Global Security deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as Holder of record of this Global Security, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such coin or currency of the [Other Currency] [United States] as at the time of payment shall be legal tender for payment of public and private debts. The Republic, the Trustee, any registrar and any paying agent shall be entitled to treat the Depositary as the sole Holder of this Global Security.

[Insert floating interest rate provisions, if applicable.]

[1]	Include if the Debt Security contains optional redemption provisions.

[If the Debt Security is not to bear interest prior to maturity, insert: The principal of this Debt Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Stated Maturity Date.]

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Global Security and by acceptance hereof each Holder of this Global Security agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Global Security is issued in respect of an issue of U.S.$         principal amount of     % [Type of Debt Securities] due                      of the Republic and is governed by (i) the Indenture dated as of [●], 2015 (the “Indenture”) between the Republic and [●], as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the Terms of the Debt Securities attached hereto. This Global Security shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms. All capitalized terms used in this Global Security but not defined herein shall have the meanings assigned to them in the Indenture.

Upon any exchange of all or a portion of this Global Security for Certificated Securities in accordance with the Indenture, this Global Security shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been executed by the Trustee, this Global Security shall not be valid or obligatory for any purpose.

[Remainder of the page intentionally left in blank]

IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated:

FEDERATIVE REPUBLIC OF BRAZIL

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:
Name:
Title:

Schedule A

Date	Principal Amount of Certificated Securities	Remaining Principal Amount of this Global Security	Notation Made By

Schedule A

EXHIBIT B

FORM OF FACE OF CERTIFICATED SECURITIES

THE FEDERATIVE REPUBLIC OF BRAZIL

[U.S.$] [Other Currency]

[    ]% [Type of Debt Securities] due [                    ]

(a) The Federative Republic of Brazil (the “Republic”), for value received, hereby promises to pay to                     , or registered assigns, upon surrender hereof of the principal sum of                      [UNITED STATES DOLLARS][Other Currency] ([U.S.$] [Other Currency]) or such amount as shall be the outstanding principal amount hereof on             ,         , [if the Debt Security is to bear interest prior to maturity, insert: together with interest accrued from the issue date to, but excluding, the maturity date,] or on such earlier date as the principal hereof may become due in accordance with the provisions hereof [and to pay the redemption amount in connection with any optional redemption as provided in paragraph     of the attached Terms of the Debt Security[ (as defined below)]]2. The Republic further unconditionally promises to pay interest [quarterly/semi-annually/annually] in arrears on [Interest Payment Date or Dates] (each an “Interest Payment Date”), commencing ,                      on any outstanding portion of the unpaid principal amount hereof at     % per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from,                      until payment of said principal sum has been made or duly provided for and shall be payable to Holders of record as of          and          of each year (each, a “Record Date”). Such payment shall be made exclusively in such coin or currency of the [Other currency] [United States] as at the time of payment shall be legal tender for payment of public and private debts.

[Insert floating interest rate provisions, if applicable.]

[If the Debt Security is not to bear interest prior to maturity, insert: The principal of this Debt Security[ (as defined below)] shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Stated Maturity Date.]

(b) This Certificated Security is issued in respect of an issue of [U.S.$] [Other Currency] principal amount of [ ]% [Type of Debt Securities] due of the Republic and is governed by (i) the Indenture dated as of [●] between the Republic and [●], as trustee (the “Trustee”), as amended from time to time (the “Indenture”), the terms of which Indenture are incorporated herein by reference, and (ii) by the Terms of the Debt Securities[ (as defined below)] attached hereto. This Certificated Security shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms.

[2]	Include if the Debt Security contains optional redemption provisions.

B-1

(c) Unless the certificate of authentication herein has been executed by the Trustee, this Certificated Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated:

FEDERATIVE REPUBLIC OF BRAZIL

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF REVERSE OF DEBT SECURITIES

TERMS AND CONDITIONS OF THE DEBT SECURITIES

1. General. (a) This Debt Security is one of a duly authorized Series of debt securities of the Federative Republic of Brazil (the “Republic”), designated as its     % [Title of Debt Securities] due                     (each debt security of this Series a “Debt Security”, and collectively, the “Debt Securities”), and issued or to be issued in one or more Series pursuant to an Indenture dated as of , between the Republic and [●], as trustee (the “Trustee”), as amended from time to time (the “Indenture”). The Holders of the Debt Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office. All capitalized terms used in this Debt Security but not defined herein shall have the meanings assigned to them in the Indenture.

(b) The Debt Securities constitute and will constitute direct, general, unconditional, [unsecured] and unsubordinated External Indebtedness (as defined below) of the Republic for which the full faith and credit of the Republic is pledged. The Debt Securities rank and will rank without any preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Debt Securities ratably with payments being made under any other External Indebtedness.

(c) The Debt Securities are in fully registered form, without coupons and in denominations of [US$[●] and integral multiples of US$[●] thereof][other denominations as contemplated by Section 2.4 of the Indenture]. The Debt Securities may be issued in certificated form (each a “Certificated Security” and collectively, the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Depositary. Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Debt Securities, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture. Any person in whose name a Debt Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Debt Security regardless of any notice of ownership, theft, loss or any writing thereon.

(d) For the purposes of this paragraph and paragraphs 4 and 5 below, the following terms shall have the meanings specified below:

“Indebtedness” means all unsecured and unsubordinated obligations of the Republic in respect of money borrowed and guarantees given by the Republic in respect of money borrowed by others.

“External Indebtedness” means Indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than the currency of the Republic (other than any such Indebtedness that is originally issued within the Republic).

“Public External Indebtedness” means any Public Indebtedness (as defined below) of the Republic which is payable by its terms or at the option of its holder in any currency other than the currency of the Republic (other than any such Public Indebtedness that is originally issued within the Republic). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness including by means of a book entry system) within the Republic shall be deemed to be original issuance within the Republic.

“Public Indebtedness” means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities which (i) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the Securities Act, as amended (or any successor law or regulation of similar effect)) and (ii) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of the Republic to a period in excess of one year.

2. Payments. (a) the Republic covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (and premium, if any, on), and interest (including Additional Amounts (as defined below)) on, the Debt Securities and any other payments to be made by the Republic under the Debt Securities and the Indenture, at the place or places, at the respective times and in the manner provided in the Debt Securities and the Indenture. Principal of the Debt Securities will be payable against surrender of such Debt Securities at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of a paying agent, by [U.S. dollar] [Other Currency] check drawn on, or by transfer to a [U.S. dollar] [Other Currency] account maintained by the Holder with, a bank located in [New York City] [Other Location]. [If the Debt Security is to bear interest prior to maturity, insert: Payment of interest or principal [(including Additional Amounts)]3 on the Debt Securities will be made to the persons in whose name such Debt Securities are registered at the close of business on the relevant Record Date whether or not such day is a Business Day (as defined below), notwithstanding the cancellation of such Debt Securities upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided that if and to the extent the Republic shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names such Debt Securities are registered as of a subsequent record date established by the Republic by notice, as provided in paragraph 11 of these Terms, by or on behalf of the Republic to the Holders of the Debt Securities not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest. Notwithstanding the immediately preceding sentence, in the case where such interest or principal (including Additional Amounts) is not punctually paid or duly provided for, the Trustee shall have the right to fix such subsequent record date, and, if fixed by the Trustee, such subsequent record date shall supersede any such subsequent record date fixed by the Republic. Payment of

[3]	To be inserted if the Debt Security provides for the payment of Additional Amounts.

interest on Certificated Securities will be made (i) by a [U.S. dollar] [Other Currency] check drawn on a bank in [New York City] [Other Location] mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least [U.S.$/other currency]                      in principal amount of Certificated Securities to the Trustee not later than the applicable Record Date, by wire transfer in immediately available funds to a [U.S. dollar][Other Currency] account maintained by the Holder with a bank in [New York City][Other Location]. Payment of interest on a Global Security will be made (i) by a [U.S. dollar] [Other Currency] check drawn on a bank in [New York City] [Other Location] delivered to the Depositary at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in [New York City][Other Location]. “Business Day” shall mean any day that is not a Saturday or Sunday, and that is not a day on which banking or trust institutions are authorized generally or obligated by law, regulation, or executive order to close in New York City (or in the city where the relevant paying or transfer agent is located). [If applicable, insert definition of Business Day applicable for Debt Securities denominated in a currency other than U.S. dollars.]]

(b) In any case where the date of payment of the principal of, or interest [(including Additional Amounts)]4 on, the Debt Securities shall not be a Business Day, then payment of principal or interest [(including Additional Amounts)]5 will be made on the next succeeding Business Day at the relevant place of payment. Such payments will be deemed to have been made on the due date, and no interest on the Debt Securities will accrue as a result of the delay in payment. So long as the Trustee holds the funds so deposited and such funds are available to Holders of the Debt Securities in accordance with the terms of the Debt Securities and the Indenture and Holders of the Debt Securities are not prevented from claiming such funds in accordance with the terms of the Debt Securities and the Indenture, the Republic shall not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable.

(c) Interest will be computed on the basis of [a 360-day year comprised of twelve 30-day months][the actual number of days elapsed in a 360 day year].

(d) Any monies deposited with or paid to the Trustee or to any paying agent for the payment of the principal of or interest [(including Additional Amounts)]6 on any Debt Security and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable shall be repaid to or for the account of the Republic by the Trustee or such paying agent, upon the written request of the Republic and, to the extent permitted by law, the Holder of such Debt Security shall thereafter look only to the Republic for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such monies shall thereupon cease.

[4]	To be inserted if the Debt Security provides for the payment of Additional Amounts.
[5]	To be inserted if the Debt Security provides for the payment of Additional Amounts.
[6]	To be inserted if the Debt Security provides for the payment of Additional Amounts.

(e) If the Republic at any time defaults in the payment of any principal of, or interest [(including Additional Amounts)]7 on the Debt Securities, the Republic will pay interest on the amount in default (to the extent permitted by law), calculated for each day until paid, at the rate of [●]% per annum[, together with Additional Amounts, if applicable].8

[3. Additional Amounts. All payments by the Republic in respect of the Debt Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the Republic, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (collectively, “Relevant Tax”), unless the withholding or deduction of such Relevant Tax is required by law. In that event, the Republic shall pay such additional amounts (“Additional Amounts”), as may be necessary to ensure that the amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Debt Securities in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable in respect of any Relevant Tax:

(i) imposed by reason of a Holder or beneficial owner of a Debt Security having some present or former connection with the Republic other than merely being a Holder or beneficial owner of the Debt Security or receiving payments of any nature on the Debt Security or enforcing its rights in respect of the Debt Security;

(ii) imposed by reason of the failure of a Holder or beneficial owner of a Debt Security, or any other person through which the Holder or beneficial owner holds a Debt Security, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such Holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; or

(iii) imposed by reason of a Holder or beneficial owner of a Debt Security, or any other person through which the Holder or beneficial owner holds a Debt Security, having presented the Debt Security for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Debt Security for payment on any date during such 30-day period.

As used in this paragraph 3(iii), “Relevant Date” in respect of any Debt Security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the Trustee on or prior to such due date, the date on which notice is duly given to the Holders in the manner described in paragraph 11 below that

[7]	To be inserted if the Debt Security provides for the payment of Additional Amounts.
[8]	To be inserted if the Debt Security provides for the payment of Additional Amounts.

such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” hereunder shall be deemed to include any Additional Amounts which may be payable hereunder.]9

4. Negative Pledge Covenant of Republic. (a) So long as any Debt Security remains outstanding or any amount payable by the Republic under the Indenture shall remain unpaid, the Republic agrees that the Republic will not create or permit to subsist any Lien (as defined below) other than Permitted Liens (as defined below) in the whole or any part of the Republic’s present or future revenues or assets to secure Public External Indebtedness (as defined below) of the Republic, unless (i) the Debt Security is secured equally and ratably with such Public External Indebtedness or (ii) the Debt Security has the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of such Debt Security as provided in Article Eleven of the Indenture.

(b) For purposes hereof:

“Lien” means any lien, pledge, mortgage, security interest or other encumbrance.

“Permitted Liens” means: (i) any Lien created prior to                     , including renewals or refinancing thereof, provided, however, that any renewal or refinancing of any such Lien secures only the renewal or extension of the original secured financing;

(ii) any Lien securing Public External Indebtedness incurred or assumed by the Republic in connection with a Project Financing (as defined below), provided that the property over which such Lien is granted consists solely of assets or revenues of the project for which the Project Financing was incurred;

(iii) any Lien securing Public External Indebtedness which (i) is issued by the Republic in exchange for secured indebtedness of Brazilian public sector bodies (other than the Republic) and (ii) is in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed U.S.$25,000,000; and

(iv) any Lien securing Public External Indebtedness incurred or assumed by the Republic to finance or refinance the acquisition of the assets in which such Lien has been created or permitted to subsist.

“Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project and the person or persons providing such financing expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the monies advanced.

5. Events of Default; Acceleration. If one or more of the following events (“Events of Default”) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to

[9]	To be inserted if the Debt Security provides for the payment of Additional Amounts.

any judgment, decree, award or order of any court or arbitral tribunal or any order, rule or regulation of any administrative or governmental body):

(a) default in any payment of principal of [(or premium, if any, on),] or interest on any of the Debt Securities of this series and the continuance of such default for a period of 30 days;

(b) default which is materially prejudicial to the interests of the holders of the Debt Securities of this series in the performance of any other obligation under the Debt Securities of this series and the continuance of such default for a period of 60 days after written notice requiring the same to be remedied shall have been given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of this series then Outstanding;

(c) acceleration of in excess of U.S.$25,000,000 (or its equivalent in any other currency) in aggregate principal amount of Public External Indebtedness of the Republic by reason of an event of default (however described) resulting from the failure of the Republic to make any payment of principal[ (or premium, if any),] or interest thereunder when due;

(d) failure to make any payment in respect of Public External Indebtedness of the Republic in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency) when due (as such date may be extended by virtue of any applicable grace period or waiver) and the continuance of such failure for a period of 30 days after written notice requiring the same to be remedied shall have been given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of this series then Outstanding;

(e) declaration by the Republic of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of the Republic which does not expressly exclude the Debt Securities of this series and which is materially prejudicial to the interests of the holders of the Debt Securities of this series; or

(f) denial by the Republic of its obligations under the Debt Securities of this series;

then in each and every such case, the Trustee or the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Debt Securities, upon notice in writing to the Republic, with a copy to the Trustee, of any such Event of Default and its continuance, may declare the principal (and premium, if any) amount of all the Debt Securities due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to such date all Events of Default in respect of all the Debt Securities shall have been cured; provided that if, at any time after the principal (and premium, if any) of the Debt Securities shall have been so declared due and payable, and before the sale of any property pursuant to any judgment, decree or the execution of an arbitral award for the payment of monies due which shall have been obtained or entered in connection with the Debt Securities, pursuant to Section 9.8 of the Indenture and paragraph 16 hereof, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal (and premium, if any) upon all the Debt Securities which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal (and premium, if any) of each Debt Security at the rate of interest specified herein, to the date of such payment of interest or principal (and premium, if any)) and such amount as shall be sufficient to cover reasonable compensation to the Demanding Holders, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders, the Trustee and each predecessor Trustee, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the Debt Securities which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Debt Securities then Outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the Holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Actions by Holders pursuant to this paragraph 5 need not be taken at a meeting pursuant to paragraph 6 hereof. Actions by the Trustee and the Holders pursuant to this paragraph 5 are subject to Article Four of the Indenture.

[If the Debt Security is not an Original Issue Discount Debt Security, insert — If an Event of Default with respect to the Debt Securities shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Debt Security is an Original Issue Discount Debt Security, insert — If an Event of Default with respect to the Debt Securities shall occur and be continuing, an amount of principal of the Debt Securities may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Republic’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Debt Securities shall terminate.]

6. Holders’ Meetings and Written Action. The Indenture sets forth the provisions for the convening of meetings of Holders of Debt Securities and actions taken by written consent of the Holders of Debt Securities.

7. Replacement, Exchange and Transfer of the Debt Securities. (a) Upon the terms and subject to the conditions set forth in the Indenture, in case any Debt Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Republic in its discretion may execute, and upon the request of the Republic, the Trustee shall authenticate and deliver, a new Debt Security bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Debt Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Debt Security. In every case, the applicant for a substitute

Debt Security shall furnish to the Republic and to the Trustee such security or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of the Republic or the Trustee harmless and, in every case of destruction loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Debt Security and of the ownership thereof. Upon the issuance of any substitute Debt Security, the Holder of such Debt Security, if so requested by the Republic, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Debt Security.

(b) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 7(e) hereof, a Certificated Security or Securities may be exchanged for an equal aggregate principal amount of Certificated Securities in different authorized denominations and a beneficial interest in the Global Security may be exchanged for an equal aggregate principal amount of Certificated Securities in different authorized denominations or for an equal aggregate principal amount of beneficial interests in another Global Security in different authorized denominations by the Holder or Holders surrendering the Debt Security or Debt Securities for exchange at the Corporate Trust Office, together with a written request for the exchange. Certificated Securities will only be issued in exchange for interests in a Global Security pursuant to Section 2.5(e) and 2.5(f) of the Indenture. The exchange of the Debt Securities will be made by the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 7(e) hereof, a Certificated Security may be transferred in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by the Holder or Holders surrendering the Certificated Security for transfer at the Corporate Trust Office accompanied by an executed instrument of transfer substantially as set forth in Exhibit F to the Indenture. The registration of transfer of the Debt Securities will be made by the Trustee.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to this paragraph 7 will be borne by the Republic, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder of the Debt Security. Registration of the transfer of a Debt Security by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Republic.

(e) The Trustee may decline to accept any request for an exchange or registration of transfer of any Debt Security during the period of 5 days preceding the due date for any payment of principal of, (or premium, if any, on), or interest on, the Debt Securities.

8. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

9. Paying Agents; Transfer Agents; Registrar. The Republic has initially appointed the paying agents, transfer agents and registrar listed at the foot of this Debt Security. The Republic may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the Debt Securities are Outstanding the Republic will maintain in [a Western European city] [The City of New York] (i) a paying agent, (ii) an office or agency where the Debt Securities may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar; provided that the registrar shall not be in the United Kingdom. In addition, if and for so long as the Debt Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, the Republic will maintain a paying agent and transfer agent in Luxembourg. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given in the manner described in paragraph 11 hereof.

10. Enforcement. Except as provided in Section 4.6 of the Indenture, no Holder of any Debt Securities of any Series shall have any right by virtue of or by availing itself of any provision of the Indenture or of the Debt Securities of such Series to institute any suit, action or proceeding upon or under or with respect to the Indenture or of the Debt Securities, or for any other remedy hereunder or under the Debt Securities, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Debt Securities, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Debt Securities of such Series shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such reasonable indemnity or other security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture; it being understood and intended, and being expressly covenanted by every Holder of Debt Securities of a Series with every other Holder of Debt Securities of such Series and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Debt Securities to affect, disturb or prejudice the rights of any other Holder of Debt Securities of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Debt Securities of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities of such Series. For the protection and enforcement of this paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given at law.

11. Notices. Notices to holders of Debt Securities shall be sufficiently given if mailed to the holders at the address appearing in the security register maintained by the Trustee and, so long as the Debt Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange shall so require, if published in an Authorized Newspaper (as defined below) in Luxembourg or, if not practicable in Luxembourg, elsewhere in any country in Europe. In the case of Debt Securities in global form, notices to holders of Debt Securities may be sent in accordance with the procedures of the Depositary. “Authorized Newspaper” means a newspaper, in an official language in the country of publication or in the English language, customarily published on each Monday, Tuesday, Wednesday, Thursday and Friday, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Monday, Tuesday, Wednesday, Thursday or Friday. For purposes of publication in Luxembourg, an Authorized Newspaper shall mean the Luxemburger Wort, unless such newspaper is not available, or the website of the Luxembourg Stock Exchange (http://www.bourse.lu). Neither the failure to give notice nor any defect in any notice given to any particular holder of a Debt Security shall affect the sufficiency of any notice with respect to any other Debt Securities. In case by reason of the suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to publish any notice as provided above, then such notification shall be given in another manner consistent with the rules of the Luxembourg Stock Exchange. Such notices shall be deemed to have been given on the date of (i) such publication or, if published in such newspapers on different dates, on the date of the first such publication and (ii) in the case of any notice mailed or made through the Depositary or its nominee, on the date of mailing or transmission, as applicable.

12. Further Issues of Debt Securities. The Republic may from time to time, without the consent of Holders of the Debt Securities, create and issue additional Debt Securities having the same Terms as the Debt Securities in all respects, except for the issue date, issue price and first interest payment on the Debt Securities; provided, however, that any additional debt securities subsequently issued shall be fungible with the previously Outstanding Debt Securities for U.S. federal income tax purposes. Additional Debt Securities issued in this manner will be consolidated with and will form a single Series with the previously Outstanding Debt Securities.

13. Prescription. To the extent permitted by law, claims against the Republic for the payment of principal of (and premium, if any, on), or interest or other amounts due on, the Debt Securities [(including Additional Amounts)]10 will become void unless made within five years on which that payment first became due(or such shorter period as may be prescribed by applicable law).

14. Authentication. This Debt Security shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee or its agent.

15. Governing Law. THIS DEBT SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT [PARAGRAPH 20, TOGETHER WITH ARTICLES TEN AND ELEVEN OF THE INDENTURE, SHALL IN ALL CASES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, PROVIDED, FURTHER, THAT]11 ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS DEBT SECURITY BY the Republic SHALL BE GOVERNED BY THE LAWS OF BRAZIL.

[10]	To be inserted if the Debt Security provides for the payment of Additional Amounts.
[11]	To be inserted if the Debt Security will not be governed by and construed in accordance with the law of the State of New York.

16. Arbitration; Waiver of Sovereign Immunity; Consent to Service Proceedings in Brazil.

(a) (i) Any dispute, controversy or claim between or among any of the Republic, the Trustee and any Holder arising out of or relating to this Indenture or the Debt Securities or any coupon appertaining thereto, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) (other than a Dispute which, as provided for in paragraph 16(e), is made the subject of a suit, action or proceeding brought against the Republic in a competent court in Brazil) shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) and in effect on the date of this Indenture (the “UNCITRAL Arbitration Rules”).

(ii) With respect to any claim by any Holder of Debt Securities against the Trustee in any Dispute to which the Trustee is a party, such Holder by invoking these procedures consents to the consolidation, at the election of the Trustee, of any arbitration commenced hereunder with any other arbitration commenced by any Holder of Debt Securities against the Trustee unless the arbitrators in the proceeding first commenced determine the claims do not arise out of substantially the same occurrence, transaction, or series of transactions and occurrences, or that consolidation would prejudice the rights of a party. All Holders of Debt Securities in a consolidated arbitration shall select, within 30 days of the consolidation decision, one arbitrator as the sole party appointed arbitrator on behalf of all Holders parties to the consolidated arbitration.

(iii) In the event of a Dispute between or among two parties, the number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (1) each party shall appoint one arbitrator, (2) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (3) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. For the purposes of this paragraph 16(a)(iii), one or more Holders of Debt Securities party to a Dispute shall be considered one party to the Dispute and the Holders shall select one arbitrator as the sole party appointed arbitrator on behalf of all Holders parties to the Dispute.

(iv) In the event of a Dispute among the Republic, the Trustee and one or more of the Holders of Debt Securities, the number of arbitrators shall be five.

The five arbitrators will be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which shall be modified to provide for the appointment of two neutral arbitrators and, which, among other things, would thus provide that (1) one arbitrator shall be appointed by each of the Republic, the Trustee and all Holders of Debt Securities parties to such dispute acting together, (2) the three arbitrators thus appointed shall choose two arbitrators one of whom shall act as the presiding arbitrator of the tribunal, and (3) if within 30 calendar days after the appointment of the third arbitrator the three arbitrators have not selected two additional arbitrators and designated one of them as the presiding arbitrator, the additional arbitrators shall be appointed and one of the additional arbitrators shall be designated the presiding arbitrator by an appointing authority in the same way as a sole arbitrator would be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The presiding arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration.

(v) The place of arbitration shall be New York, New York. The language of the arbitration shall be English, but documents or testimony may be submitted in another language if a translation is provided. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative services in support of the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make its decisions entirely on the basis of the substantive law specified in Paragraph 15 hereof and not on the principle of ex aequo, et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law.

(b) The Republic hereby agrees that in any arbitration proceedings under this Paragraph 16, it will not raise any defense that it could not raise but for the fact that it is a sovereign state. The Republic’s agreement to arbitrate does not constitute a waiver of any right to sovereign immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to which it may be entitled in jurisdictions other than Brazil with respect to the enforcement of any award rendered by an arbitral tribunal constituted under this Paragraph 16 or the Indenture.

(c) For the sole purpose of receiving service of process or other legal summons in connection with obtaining homologation of any arbitral award pursuant to this Paragraph 16 in the Superior Tribunal de Justiça, the Republic hereby irrevocably agrees that any such process or summons may be served upon it, pursuant to Article 35, section II of Supplementary Law No. 73 of February 10, 1993, by delivery to the Prosecutor General of Brazil (Procurador Geral da União), Ed. Multibrasil Corporate, Sede I AGU, Setor de Autarquias Sul - Quadra 3 - Lote 5/6, Brasilia-DF, Brazil, as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served or by any other means permissible under the laws of the Brazil.

(d) The Republic hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitration decision in respect of any proceeding or any other matter arising out of or relating to its obligations under the Indenture or the Debt Securities or any coupon appertaining thereto, and to the extent that the Republic is or becomes entitled to any such immunity, it irrevocably and unconditionally agrees not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with the Indenture or the Debt Securities or any coupon appertaining thereto.

(e) Any action against the Republic arising out of or based on the Indenture or the Debt Securities or any coupon appertaining thereto may be instituted by the Trustee or the Holder of the Debt Securities in any competent court in Brazil unless at the time an action is filed an arbitral tribunal has already been constituted pursuant to paragraph 16(a) to resolve a Dispute relating to substantially the same occurrence, transaction, or series of transactions and occurrences, in which case the Dispute shall be resolved pursuant to paragraph 16(a). The Republic hereby agrees that its obligation to effect payments of principal of [ (and premium, if any, on),] and interest on this Debt Security constitutes an obligation to pay a sum certain which may be collected through execution proceedings and that the Debt Securities constitute extrajudicial execution instruments (títulos executivos extrajudiciais) in accordance with the provisions of [Articles 583 and 585(II) of the Civil Procedure Code of Brazil]12[Article 784(II) of the Civil Procedure Code of Brazil of March 16, 2015]13, for the collection of any amounts due under the Debt Securities and the principal of, (and premium, if any, on), and interest on the Debt Securities, and that a Holder of the Debt Securities or any coupon appertaining thereto shall have the right, exercisable at its sole discretion, to institute legal proceedings against the Republic for the collection of the principal of, (and premium, if any, on), and interest on the Debt Securities through the proceedings contemplated in [Article 730 et seq. of the Civil Procedure Code of Brazil]14[Article 910 of the Civil Procedure Code of Brazil of March 16, 2015]15. The Republic hereby waives irrevocably any immunity from jurisdiction or execution (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) to which it might otherwise be entitled in any action arising out of or based on the Indenture, the Debt Securities or any coupon appertaining thereto which may be instituted by the Trustee or any Holder of the Debt Securities or any coupon appertaining thereto in any competent court in Brazil.

(f) No arbitration proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

[12]	To be inserted on and prior to March 15, 2016
[13]	To be inserted on and after March 16, 2016
[14]	To be inserted on and prior to March 15, 2016.
[15]	To be inserted on and after March 16, 2016.

17. Indemnification for Foreign Exchange Fluctuations. The Republic agrees that, if a judgment or order given or made by any court or arbitration tribunal for the payment of any amount in respect of any Debt Security is expressed in a currency (the “judgment currency”) other than the currency in which such Debt Security is denominated (the “denomination currency”), the Republic will pay to the Holders or Trustee, as applicable, any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a separate and independent obligation from the other obligations under the Debt Securities, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Debt Security or under any such judgment or order. The term “rates of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the denomination currency.

18. Warranty of the Republic. Subject to paragraph 14, Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Debt Security and to constitute the same legal, valid and binding obligations of Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

19. Definitive Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

20. Modifications. (a) Any Modification to the Debt Securities or the Indenture insofar as it affects the Debt Securities shall be made in accordance with Article Ten and Article Eleven of the Indenture.

(b) Any Modification pursuant to this paragraph 20 will be conclusive and binding on all Holders of the Debt Securities, and on all future Holders of the Debt Securities whether or not notation of such Modification is made upon the Debt Securities.

Any instrument given by or on behalf of any Holder of a Debt Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Debt Security.

(c) For purposes of this Debt Security,

[specific definitions, if any, to be added].

21. Repurchase. The Republic may at any time purchase Debt Securities at any price in the open market, in privately negotiated transactions or otherwise. Debt Securities so purchased by or on behalf of the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Trustee for cancellation.

EXHIBIT D

FORM OF AUTHORIZATION

AUTHORIZATION

Reference is made to the Indenture dated as of July 2, 2015 (the “Indenture”) between the Federative Republic of Brazil (the “Republic”) and The Bank of New York Mellon, as trustee (the “Trustee”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

The undersigned, acting on behalf of the Republic in the capacity specified below, hereby certifies that:

(A) Pursuant to Section 2.1 of the Indenture, there is hereby established a Series of Debt Securities, the [Title of the Debt Securities] (the “Debt Securities”), to be issued in the initial aggregate principal amount of [U.S.$] [Other Currency] and delivered under the Indenture, as described in the Republic’s base prospectus and the prospectus supplement, prepared in connection with the issuance of the Debt Securities, a copy of which base prospectus and prospectus supplement are attached hereto as Annex A;

(B) The Debt Securities shall have the terms and be subject to the conditions set forth in the certificate[s] representing the Debt Securities, [a] true, correct and complete specimen[s] of which [is] [are] attached hereto as Annex B; and

(C) The specific terms of each Series of Debt Securities are attached hereto as Annex C.

THIS AUTHORIZATION SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF BRAZIL

Annex A Base prospectus and Prospectus Supplement

Annex B Form of Debt Security

Annex C Terms of Series

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, the Republic has caused this Authorization to be duly executed.

Dated:

FEDERATIVE REPUBLIC OF BRAZIL

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF INCUMBENCY CERTIFICATE

THE FEDERATIVE REPUBLIC OF BRAZIL

Reference is made to the Indenture dated as of July 2, 2015 (the “Indenture”) between the Federative Republic of Brazil (the “Republic”) and The Bank of New York Mellon, as trustee (the “Trustee”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

I [Name], acting on behalf of the Republic, hereby certify that:

(A) each person listed below is (i) an Authorized Officer or Authorized Representative for purposes of the Indenture (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his/her name and (iii) in the case of each of the [Authorized Officer][Authorized Representative], the duly authorized person who executed or will execute the [    ]% [Type of Debt Securities] due (the “Debt Securities”) by his/her manual or facsimile signature and was at the time of such execution, duly elected or appointed, qualified and acting as the holder of the office set forth opposite his/her name;

(B) each signature appearing below is the person’s genuine signature; and

(C) attached hereto as Exhibit A is a true, correct and complete specimen of the certificates representing the Debt Securities.

Authorized Officers:

NAME	TITLE	SIGNATURE

Authorized Representatives:

NAME	TITLE	SIGNATURE

E-1

IN WITNESS WHEREOF, the undersigned has hereunto signed his or her name.

Dated:

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF TRANSFER CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby transfers to

(PRINT NAME AND ADDRESS OF TRANSFEREE)

[U.S.$] [Other Currency] principal amount of this [Title of Debt Security], and all rights with respect thereto, and irrevocably constitutes and appoints [●] as attorney to transfer this Debt Security on the books kept for registration thereof, with full power of substitution.

Dated
Certifying Signature

Signed

Note:

(i)	The signature on this transfer form must correspond to the name as it appears on the face of this Debt Security.

(ii)	A representative of the Holder should state the capacity in which he or she signs (e.g., executor).

(iii)	The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered Holder or shall be certified by a recognized bank, notary public or in such other manner as the Trustee or a paying agent may require.

F-1